                                                                   EXHIBIT 10.16

                            PARTICIPATION AGREEMENT

                            dated February 7, 1996



                      HUGHES COMMUNICATIONS GALAXY, INC.
                         LEVERAGED LEASE FINANCING OF
               8 WIDE KU-BAND AND 16 NARROW KU-BAND TRANSPONDERS
                 ABOARD GALAXY III-R COMMUNICATIONS SATELLITE

                               TABLE OF CONTENTS
                               -----------------
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                                                                         ----

 ARTICLE I

 Definitions............................................................  2
   SECTION 1.01.  Terms Defined in this Agreement.......................  2

 ARTICLE II

Participation in Payment for Property...................................  2
   SECTION 2.01.  Agreement to Participate..............................  2
   SECTION 2.02.  Commencement Date and Commencement Date
                  Notice................................................  3
   SECTION 2.03.  Commencement Date; Payment of Purchase Price
                  for the Transponders..................................  3
   SECTION 2.04.  Expiration of Obligations of Participants.............  5
   SECTION 2.05.  Closing Date Appraisal; Commencement Date
                  Appraisal; Commencement Date Adjustments..............  5
   SECTION 2.06.  Defaulting Participant................................  6
   SECTION 2.07.  Deferred Equity Amount................................  6
   SECTION 2.08.  Pricing Assumptions...................................  7

 ARTICLE III

Conditions Precedent....................................................  7
   SECTION 3.01.  Conditions Precedent to the Obligations of
                  Owner Participant and Loan Participants...............  7
   SECTION 3.02.  Conditions Precedent to HCG's Obligations............. 14

 ARTICLE IV

Representations and Warranties.......................................... 14
   SECTION 4.01.  Representations and Warranties of HCG................. 14
   SECTION 4.02.  Representations and Warranties of Owner
                  Participant........................................... 18
   SECTION 4.03.  Representations and Warranties of Loan
                  Participants.......................................... 20
   SECTION 4.04.  Representations and Warranties of Trust
                  Company............................................... 20
   SECTION 4.05.  Representations and Warranties of Trust
                  Company and Owner Trustee............................. 22
   SECTION 4.06.  Representations and Warranties of Agent............... 24
   SECTION 4.07.  Representations and Warranties by Parties
                  Concerning Offerings.................................. 25

 ARTICLE V

Covenants............................................................... 26
   SECTION 5.01.  Covenants of HCG...................................... 26

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                                       i
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   SECTION 5.02.  Covenants of Owner Participant........................ 28
   SECTION 5.03.  Covenants of Trust Company............................ 30
   SECTION 5.04.  Covenants of Agent.................................... 31
   SECTION 5.05.  Additional Covenants.................................. 31
   SECTION 5.06.  Delivery of Certain Information to Agent.............. 33
   SECTION 5.07.  Lessee's Instructions to Owner Trustee................ 33
   SECTION 5.08.  Tax Indemnification Agreement......................... 33

 ARTICLE VI

General Indemnity....................................................... 34
   SECTION 6.01.  Payment of Expenses by Lessee......................... 34
   SECTION 6.02.  Exceptions............................................ 37

 ARTICLE VII

General Indemnity for Taxes............................................. 39
   SECTION 7.01.  Indemnity............................................. 39
   SECTION 7.02.  Exceptions from Indemnity............................. 40
   SECTION 7.03.  Calculation of Indemnity Payments..................... 44
   SECTION 7.04.  Contest............................................... 44
   SECTION 7.05.  Reports............................................... 46
   SECTION 7.06.  Payment............................................... 47
   SECTION 7.07.  Consolidated or Combined Return....................... 48

 ARTICLE VIII

Nature and Manner of Payment of Indemnities............................. 48
   SECTION 8.01.  Effect of Other Indemnities........................... 48
   SECTION 8.02.  Payments and Survival of Indemnities.................. 48
   SECTION 8.03.  No Guarantees, etc. .................................. 49

 ARTICLE IX

Payment of Transaction Costs............................................ 49
   SECTION 9.01.  Transaction Costs..................................... 49
   SECTION 9.02.  Amendments, Waivers, etc.:  Ongoing Fees.............. 50

 ARTICLE X

Certain Purchase Option and Purchase Obligation......................... 50
   SECTION 10.01.  Rental Adjustment Purchase Option.................... 50
   SECTION 10.02.  Purchase Obligation.................................. 51
   SECTION 10.03.  Purchase Closing..................................... 51

 ARTICLE XI

Beneficial Interest Purchase Option..................................... 51
   SECTION 11.01.  Option to Purchase................................... 51



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                                                                         PAGE
                                                                         ----

   SECTION 11.02.  Notice of Election; Manner of Purchase;
                   Transfer After Purchase.............................. 52
   SECTION 11.03.  Notice of Election to Assume the Notes............... 54

 ARTICLE XII

Optional Refunding...................................................... 55
   SECTION 12.01.  Refunding of Notes................................... 55
   SECTION 12.02.  Cooperation; Conditions.............................. 55
   SECTION 12.03.  Notice............................................... 56
   SECTION 12.04.  Rights of Parties.................................... 57

 ARTICLE XIII

Reoptimization of Rent.................................................. 57
   SECTION 13.01.  Lease Rental and other Adjustments on the
                   Commencement Date.................................... 57
   SECTION 13.02.  Lease Rental and other Adjustments
                   Subsequent to Commencement Date...................... 58
   SECTION 13.03.  Confirmation of Adjustments; Further
                   Assurances........................................... 59
   SECTION 13.04.  Compliance with Code................................. 60

 ARTICLE XIV

Transfer of Owner Participant's Interest................................ 60
   SECTION 14.01.  Restrictions on Transfers............................ 60
   SECTION 14.02.  Effect of Transfer................................... 62
   SECTION 14.03.  Cooperation.......................................... 63
   SECTION 14.04.  Bankruptcy Code Section 1111(b)(2)................... 63

 ARTICLE XV

Additional Rights and Obligations of Parties............................ 64
   SECTION 15.01.  Rights Following Lease Term.......................... 64
   SECTION 15.02.  Hughes Agreements Liability.......................... 64
   SECTION 15.03.  Final Term Liabilities............................... 66

 ARTICLE XVI

Miscellaneous........................................................... 67
   SECTION 16.01.  Confidentiality...................................... 67
   SECTION 16.02.  Publicity............................................ 69
   SECTION 16.03.  Notices.............................................. 71
   SECTION 16.04.  Counterparts......................................... 71
   SECTION 16.05.  Amendments........................................... 71
   SECTION 16.06.  Parties in Interest.................................. 72
   SECTION 16.07.  Governing Law........................................ 72
   SECTION 16.08.  Method of Payment.................................... 72
   SECTION 16.09.  Severability......................................... 72

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                                      iii
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   SECTION 16.10.  Complete Agreement................................... 72
   SECTION 16.11.  Limitation of Liability of Trust Company............. 72
   SECTION 16.12.  Remedies............................................. 73
   SECTION 16.13.  Survival of Agreement................................ 73
   SECTION 16.14.  Commitment Letter.................................... 73
   SECTION 16.15.  Intention of the Parties............................. 74


SIGNATURE PAGES
SCHEDULE 3.01(f)

SCHEDULE I     -   List of Participants and Addresses
SCHEDULE II    -   Commitments, Equity Cap, Equity Percentage
                   and Debt Percentage
SCHEDULE III   -   Payment Instructions of Owner Trustee
SCHEDULE IV    -   Annex 1     Pricing Assumptions
                   Annex 2     Scheduled Rent
                   Annex 3     Debt Amortization Schedule
                   Annex 4A    Stipulated Loss Values
                   Annex 4B    Termination Values
                   Annex 5     EBO Amount and EBO Date
SCHEDULE V     -   Address of Lessee and Guarantor

APPENDIX A     -   Construction; Definition of Terms

EXHIBIT A      -   Consent and Agreement
EXHIBIT B      -   Guaranty Agreement
EXHIBIT C      -   GMAC Bill of Sale
EXHIBIT D      -   Lease Agreement
EXHIBIT E      -   Purchase Agreement
EXHIBIT F      -   Service Agreement
EXHIBIT G      -   Loan Agreement
EXHIBIT H      -   Trust Agreement
EXHIBIT I      -   Certificate of Acceptance
EXHIBIT J      -   Trust Assignment
EXHIBIT K      -   Receipt of Owner Trustee for Loan Proceeds
EXHIBIT L      -   Receipt of Agent for Notes
EXHIBIT M      -   Receipt of Seller for Lessor's Cost

     PARTICIPATION AGREEMENT (as amended from time to time, this "Agreement"), dated as of February 7, 1996, among HUGHES COMMUNICATIONS GALAXY, INC., a California corporation, as Seller and Lessee, GENERAL MOTORS ACCEPTANCE CORPORATION, a New York corporation, as Owner Participant, WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as otherwise expressly set forth herein (and in such capacity, "Trust Company"), but solely in its capacity as Owner Trustee under the Trust Agreement, as Owner Trustee and as Lessor, and CHEMICAL BANK, a New York banking corporation, as Agent and the lending institutions listed on
     Schedule I as Loan Participants.
     ----------


                                 INTRODUCTION

          On the Closing Date, Seller transferred to Owner Participant all right, title and interest of Seller in and to each of the Transponders pursuant to the Bill of Sale, and Owner Participant purchased each such Transponder from Seller and unconditionally agreed to pay or cause Owner Trustee to pay Lessor's Cost for each such Transponder on the Commencement Date, all as contemplated by that certain Commitment Letter dated December 13, 1995 among GMAC, HCG and HE (including Exhibits A and B thereto, the "Commitment Letter"). Pursuant to the
                                          -----------------
Commitment Letter, GMAC, HCG and HE agreed that the applicable parties would enter into this Agreement, the Purchase Agreement, the Service Agreement, the Lease and the Guarantee Agreement, in each case in substantially the form attached hereto, on or prior to the Commencement Date.

          Owner Participant and Loan Participants propose to participate as provided in this Agreement in the payment of the purchase price by Owner Trustee of the Transponders and, with respect to Owner Participant, of certain related costs.

          Concurrently with the execution of this Agreement, Owner Participant and Trust Company are entering into the Trust Agreement providing, among other things, for the transfer by Owner Participant to Owner Trustee on the Commencement Date of all right, title and interest of Owner Participant in and to each of the Transponders pursuant to the GMAC Bill of Sale and of all rights and obligations of Owner Participant as buyer under the Purchase Agreement and the Bill of Sale pursuant to the Trust

Assignment, and for beneficial ownership of Lessor's Estate by Owner
Participant.

          On the Commencement Date, (a) Seller and GMAC will enter into the Purchase Agreement, (b) Owner Participant and Owner Trustee will enter into the GMAC Bill of Sale and the Trust Assignment, (c) Owner Trustee, Agent and the Loan Participants will enter into the Loan Agreement providing (i) for the issuance of Notes to Loan Participants and (ii) security for the performance of the obligations of Owner Trustee to Agent and to the Noteholders, (d) Lessee and Lessor will enter into the Lease providing for the lease of the Transponders by Lessor to Lessee from and after the Commencement Date, (e) Guarantor will enter into the Guarantee Agreement providing for the guarantee by Guarantor of certain payment obligations of Seller, Lessee and Contractor under the Operative Documents, (f) the parties to the Consent and Agreement will enter into the Consent and Agreement, and (g) Hughes Services and Owner Trustee will enter into the Service Agreement providing for the furnishings of certain services by Hughes Services to Owner Trustee with respect to each Transponder.

          On the Commencement Date, (a) any necessary adjustments to Lessor's Cost will be made pursuant to the Commencement Date Appraisal and (b) certain adjustments to the purchase price of the Transponders may be made.

          NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

          SECTION 1.01.  Terms Defined in this Agreement.  Except as otherwise
                         -------------------------------
defined herein, capitalized terms used herein, for all purposes hereof, shall have the respective meanings assigned thereto in Appendix A, which also contains
                                                 ----------
rules as to usage that shall be applicable herein.

                                  ARTICLE II

                     Participation in Payment for Property
                     -------------------------------------

          SECTION 2.01.  Agreement to Participate.  Subject to the terms and
                         ------------------------
conditions of this Agreement and in reliance on the representations and warranties contained herein or made pursuant hereto:

          (a) Participation by Loan Participants.  On the Commencement Date,
              ----------------------------------
each Loan Participant shall participate in the
payment of the purchase price for the Transponders by making a secured loan to Owner Trustee in the amount of its respective Commitment for such Transponders as set forth on Schedule II (each, a "Loan" and collectively, the "Loans"),
                -----------           ----                         -----
each Loan to be evidenced by a Note issued by Owner Trustee in the principal amount of such Loan.

          (b) Participation by Owner Participant.  (i) On the Commencement Date,
              ----------------------------------
Owner Participant shall participate in the payment of the purchase price for the Transponders by making an equity investment in such Transponders through the trust created by the Trust Agreement in an amount equal to its Commitment therefor as set forth on Schedule II. On the Commencement Date, Owner
                         -----------
Participant shall also pay certain Transaction Costs as provided in Article IX by making available for such purpose to Owner Trustee an amount equal to the Transaction Costs due and payable by it on such date.

          (ii) Notwithstanding anything to the contrary contained herein, the aggregate amount for all Transponders of (i) Owner Participant's Commitment,

plus (ii) the Deferred Equity Amount, plus (iii) Transaction Costs to be paid by
----                                  ----
Owner Participant shall in no event exceed the aggregate dollar amount set forth on Schedule II as the equity cap (the "Equity Cap").
   -----------                         ----------

          SECTION 2.02.  Commencement Date and Commencement Date Notice.  Seller
                         ----------------------------------------------
will furnish Owner Trustee, Owner Participant, Agent and Loan Participants with at least one Business Day's prior written notice of the anticipated Commencement Date (unless the anticipated Commencement Date shall be the date of this Agreement, in which case such notice may be given on the Commencement Date), which notice shall also include (i) the amount of the aggregate Commitments to be made available by the Participants to Owner Trustee and payable to Seller (which shall constitute the purchase price payable to Seller in respect of the Transponders under the Purchase Agreement), (ii) the method of payment to Seller, and (iii) the amount of Transaction Costs payable on the Commencement Date. The parties may waive the requirement of the foregoing notice in whole or in part and the closing of the transactions contemplated hereby shall constitute conclusive evidence of such waiver.

          SECTION 2.03.  Commencement Date; Payment of Purchase Price for the
                         ----------------------------------------------------
Transponders.  (a)  On the Commencement Date proposed by Seller in accordance
------------
with Section 2.02, Owner Participant shall make its Commitment available to Owner Trustee, and Agent shall make the Commitments of the Loan Participants available to Owner Trustee, in each case through wire transfer, to the account of the Owner Trustee designated in Schedule III, of immediately available funds
                                   ------------
by 11:00 a.m., New York City time.

          (b) If the Commencement Date does not occur by 6:00 p.m., New York City time on the anticipated date, all funds which have been made available by the Participants shall, until disbursement thereof on the actual Commencement Date in accordance with the terms of this Agreement, or until returned by Owner Trustee to such Participants (at such time as Seller shall direct, subject to the provisions of the next sentence), be invested in such Permitted Investments as are directed by Seller and are then available for investment. If the Commencement Date has not occurred within two Business Days of the anticipated Commencement Date, all funds previously made available by the Participants shall be returned to the Participants by Owner Trustee.

          (c) Each Participant hereby authorizes and directs Owner Trustee to make payment on the Commencement Date (and from time to time thereafter, in the case of clause (y) below) of (x) Lessor's Cost for the Transponders to Seller, and (y) Transaction Costs due and payable on the Commencement Date, to the Persons to whom such Transaction Costs are owed in accordance with Section 9.01; provided that (i) in the case of Owner Participant, upon payment of the purchase
--------
price of the Transponders, all conditions precedent to the obligations of Owner Participant specified in Section 3.01 shall have been satisfied (or waived) to the satisfaction of Owner Participant and Owner Participant shall have so notified Owner Trustee (it being understood, however, that, and Initial Owner Participant hereby acknowledges that, there are no conditions precedent to the obligation of Owner Participant to pay Lessor's Cost for the Transponders under the Commitment Letter if the transactions contemplated herein are not consummated in accordance with the terms of this Agreement); (ii) in the case of Loan Participants, upon payment of the purchase price of the Transponders, all conditions precedent to the obligations of Loan Participants specified in
Section 3.01 shall have been satisfied (or waived) to the satisfaction of Loan Participants and Agent shall have so notified Owner Trustee; and (iii) the Commencement Date is a day no later than the Expiration Date. If Owner Participant and Agent notify Owner Trustee and Seller orally or in writing on such day that Lessor's Cost for the Transponders and Transaction Costs may be paid, such conditions shall be deemed satisfied or waived with respect to Owner Participant and Loan Participants, respectively, for purposes hereof.

          (d) On the Commencement Date, Owner Trustee, Loan Participants and Agent shall execute the Loan Agreement, Owner Trustee shall execute and deliver the Notes to Agent and Agent shall deliver the Notes to Loan Participants, which Notes (i) shall be issued in the aggregate amount of the Loans and in such maturities as are provided in the Loan Agreement, (ii) shall bear interest at such rates as are specified in the Loan Agreement, (iii) shall be issued in such form and on such terms as are specified in the Loan Agreement, (iv) shall be dated as of the Commencement Date and shall bear interest therefrom and (v) shall be issued in the names of Loan Participants.

          (e) On the Commencement Date, (i) Owner Trustee shall take title to the Transponders from Owner Participant pursuant to the GMAC Bill of Sale, and enter into the Trust Assignment, (ii) using the proceeds of the Participants' Commitments, Owner Trustee will pay the purchase price for such Transponders in an amount equal to 100% of Lessor's Cost therefor and (iii) using the funds provided by Owner Participant therefor, Owner Trustee will pay all Transaction Costs due and payable on the Commencement Date with respect to the Transponders.

          (f) The closings for the transactions contemplated hereby shall take place at the offices of Latham & Watkins, 885 Third Avenue, 10th Floor, New York, New York 10017, or such other place as the parties hereto shall agree.

          SECTION 2.04.  Expiration of Obligations of Participants.  If the
                         -----------------------------------------
Commencement Date shall not have occurred on or prior to the Expiration Date, on the Expiration Date Owner Participant shall transfer all of its right, title and interest in and to the Transponders to Seller, free of any and all Liens, and Owner Participant's obligation to pay Lessor's Cost for the Transponders shall be cancelled, all as contemplated by Section 10.02. In such event, and notwithstanding any provision to the contrary contained herein, the obligation of the parties hereto to enter into the Operative Documents and the Hughes Agreements and to consummate the transactions contemplated hereby and thereby shall expire.

          SECTION 2.05.  Closing Date Appraisal; Commencement Date Appraisal;
                         ----------------------------------------------------
Commencement Date Adjustments.
-----------------------------

          (a)  Closing Date Appraisal.  HCG has caused to be delivered to Owner
               ----------------------
Participant an appraisal, dated as of the Closing Date, by Independent Appraiser, addressed to Owner Participant and in a form and substance satisfactory to Owner Participant, which appraisal contained (i) the determination of Independent Appraiser of the anticipated fair market value of each Transponder as of the anticipated Commencement Date, (ii) an estimate of the remaining useful economic life of each Transponder as of the anticipated Commencement Date, (iii) the conclusion that each Transponder shall have a residual value of not less than 20% of Lessor's Cost (without taking into account the effect of inflation or deflation) at the end of the Basic Term, (iv) the conclusion that no Transponder is "limited use property" and (v) a statement that the fees payable under the Service Agreement are equal to the fair market value of the services to be provided thereunder (the "Closing Date Appraisal").
                                                      ----------------------
The Closing Date Appraisal also stated Independent Appraiser's estimate as of the Closing Date of the expected fair market value of each Transponder on the EBO Date (taking into account a reasonable estimate of the effect of inflation and deflation). Owner Participant acknowledges receipt of the Closing Date Appraisal.

          (b)  Commencement Date Appraisal.  (i) As promptly as practicable but
               ---------------------------
in no event later than the Commencement Date, HCG shall cause to be delivered to Owner Participant and HCG an amendment by Independent Appraiser to the Closing Date Appraisal, dated the Commencement Date, reasonably satisfactory in form and substance to Owner Participant and HCG (the "Commencement Date Appraisal")
                                             ---------------------------
stating whether or not, on the Commencement Date, the conclusions of the Closing Date Appraisal are true or whether there are necessary amendments to the conclusions of the Closing Date Appraisal. Such amendments, if any, to the conclusions of the Closing Date Appraisal shall be based solely on changes in the assumptions regarding the physical characteristics (including defects) of the Satellite and the Transponders manifesting themselves following the launch (which characteristics are referred to in Appendix D to the Closing Date Appraisal), and may not take into account any factors or conditions whatsoever other than the physical characteristics described above; in particular, all other assumptions and methodologies will remain constant. If there are adjustments to the Closing Date Appraisal conclusions, then Lessor's Cost, the Basic Term, and Fair Market Sales Value on the EBO Date shall be adjusted, as appropriate; provided that Lessor's Cost derived from the Commencement Date
             --------
Appraisal for the Transponders collectively will not exceed $300 million and the Lease Term (exclusive of any Renewal Term) will not be extended beyond eight years.

          (ii) On or prior to the proposed Commencement Date, HCG shall have caused to be delivered to each Loan Participant a copy of the relevant sections of the opinion referred to in clause (i) of Section 3.02, reasonably satisfactory in form and substance to the Agent, which set forth Independent Appraiser's estimate of the fair market value of each Transponder as of the anticipated Commencement Date.

          SECTION 2.06.  Defaulting Participant.  In case Owner Participant
                         ----------------------
shall fail to make any amount of its Commitment available on the Commencement Date (a "Defaulting Participant"), no Loan Participant shall have any obligation
         ----------------------
to make any amount of its Commitment available on such date or to increase any amount of its Commitment. If, for any reason, any one or more of the Loan Participants shall fail to pay all or any portion of its Commitment on the Commencement Date (a "Defaulting Participant"), Chemical Bank shall increase the
                      ----------------------
amount of its Commitment by the amount which such Defaulting Participant failed to pay (without prejudice to any rights Chemical Bank may have against such Defaulting Participant). If, for any reason, Chemical Bank shall fail to pay (or cause to be paid) the aggregate Commitments of the Loan Participants (a "Defaulting Participant"), the transactions contemplated hereby shall not be
-----------------------
consummated (without prejudice to any rights Owner Participant and Lessee may have against such Defaulting Participant or Participants).

          SECTION 2.07.  Deferred Equity Amount.
                         ----------------------

          (a) Subject to Section 2.07(b), on any date between the Commencement Date and the Basic Term Commencement Date on which a payment of interest on any of the Notes is due as referred to in Section 3(b)(i) of the Lease, Owner Participant shall provide Owner Trustee with the Deferred Equity Amount equal to the amount of principal of and interest on such Notes due and payable on such date or dates

          (b) To the extent any funding of the Deferred Equity Amount by Owner Participant, when combined with the other amounts actually funded by Owner Participant pursuant to Section 2.01(b)(i) and 9.01(a) would exceed the Equity Cap, Lessee shall pay the amount of such excess to Lessor as Supplemental Rent on an After-Tax Basis.

          SECTION 2.08.  Pricing Assumptions.  The pricing assumptions,
                         -------------------
Scheduled Rent, Stipulated Loss Values, Termination Values, Deferred Equity Amount, EBO Amount and the EBO Date shall be as set forth on Annexes 1 through 5 to Schedule IV hereto, as in effect on the Commencement Date and as the same may
   -----------
be modified thereafter pursuant to the provisions of this Agreement and the Lease.

                                  ARTICLE III

                             Conditions Precedent
                             --------------------

          SECTION 3.01.  Conditions Precedent to the Obligations of Owner
                         ------------------------------------------------
Participant and Loan Participants.  The obligation of Owner Participant on or
---------------------------------
prior to the Commencement Date to enter into and to cause Owner Trustee to enter into the Operative Documents to be entered into by such Persons on or prior to the Commencement Date, of Loan Participants to make available their respective Commitments with respect to the Transponders on the Commencement Date and of Owner Participant to cause Owner Trustee to issue the Notes on the Commencement Date shall be subject to the fulfillment to the satisfaction of, or waiver by, each Participant (acting through Agent in the case of Loan Participants) prior to or on the Commencement Date, of the following conditions precedent (except that (i) the obligation of any party shall not be subject to such party's own performance or compliance, and (ii) the conditions specified in Section 3.01(i) and in clause (ii) of Section 3.01(k) need be fulfilled only to the satisfaction of, or waiver by, Loan Participants) provided, that notwithstanding anything to
                                     --------
the contrary herein set forth, the obligation of Initial Owner Participant to pay or cause to be paid Lessor's Cost for the Transponders is unconditional, and not subject to any condition precedent.

          (a)  Notice.  Receipt of the notice referred to in Section 2.02.
               ------

          (b)  Receipts.  Receipts, substantially in the form of Exhibits K, L
               --------
and M hereto, dated the Commencement Date, shall have been duly executed and delivered by (i) Owner Trustee to Agent evidencing receipt of the Loan proceeds with respect to the Transponders from Loan Participants, (ii) Agent to Owner Trustee evidencing receipt of the Notes in the principal amount of the Loans and
(iii) Seller to Owner Trustee evidencing payment to Seller of Lessor's Cost for the Transponders.

          (c)  Legality.  No change shall have occurred under Applicable
               --------
Law since the date hereof which, in the opinion of Owner Participant, any Loan Participant, HCG, Hughes Services or Guarantor, as the case may be, shall or would make it illegal or unduly burdensome for such Person to participate in any of the transactions contemplated by the Operative Documents and the Hughes Agreements.

          (d)  Insurance.  Receipt of evidence reasonably satisfactory to Owner
               ---------
Participant and Agent of the liability and casualty or life insurance, if any, in effect on the Commencement Date; provided that a certificate of an officer of
                                    --------
HCG to that effect shall constitute such satisfactory evidence.

          (e)  Litigation.  No action, proceeding or investigation shall have
               ----------
been instituted nor shall governmental action before any Governmental Body be threatened, nor shall any Order have been issued or proposed to be issued by any Governmental Body at the time of the Commencement Date to set aside, restrain, enjoin or prevent the consummation of any of the transactions contemplated by this Agreement or by the other Operative Documents and the Hughes Agreements.

          (f)  Consents and Approvals.  Except as set forth in Schedule 3.01(f):
               ----------------------
All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any Governmental Body or by or from any trustee or holder of indebtedness or obligations of HCG, Hughes Services or Guarantor, that are necessary or, in the opinion of Owner Participant or Agent or their respective special counsel or their respective special FCC counsel, advisable in order that the Transponders may be operated for their intended purpose in connection with the transactions contemplated by the Operative Documents and the Hughes Agreements shall have been duly taken, given or obtained, as the case may be, shall be in full force and effect on the Commencement Date, shall not be subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained shall have expired or no review may be obtained or appeal therefrom taken and shall be adequate to authorize the consummation of the transactions contemplated by the Operative Documents and the Hughes Agreements, and the performance by the parties of their respective obligations thereunder; and HCG shall have received due authorization from the FCC to operate the Satellite, which authorization shall not be subject to any pending proceedings (administrative, judicial or otherwise) and shall not contain any restrictions therein, other than those which in the opinion of special FCC counsel for each of Owner Participant and Agent are customary for authorizations of such kind.

          (g)  Exemption from Regulation.  Agent, each Loan Participant, Owner
               -------------------------
Participant, Owner Trustee and any Affiliate of any thereof shall have obtained all appropriate regulatory or other governmental approvals, licenses or permits of any kind required for their participation in the transactions contemplated by the Operative Documents and the Hughes Agreements and Agent, each Loan Participant, Owner Participant, Owner Trustee and their respective Affiliates (other than HCG and Hughes Services) shall not be subject solely by reason of the transactions contemplated by the Operative Documents and the Hughes Agreements to regulation (i) under the Communications Act, except for direct or derivative obligations to furnish nonburdensome information routinely required of similarly situated Persons or obligations that Lessee has undertaken under any of the Operative Documents or Hughes Agreements or (ii) as an entity offering common carrier communications services or engaged in the use or operation of any apparatus for the transmission of energy, communications or signals by radio by any Federal, state or local regulatory office, commission or agency.

          (h) Authorization, Execution and Delivery of Documents.  The following
              --------------------------------------------------
documents shall have been duly authorized, executed and delivered by the respective parties thereto, shall be in full force and effect on the Commencement Date without any event or condition having occurred or existing which constitutes, or with the giving of notice or lapse of time or both would constitute, a default thereunder or breach thereof or would give any party thereto the right to terminate any thereof, and an executed counterpart of each thereof shall have been delivered to Agent, each Loan Participant, Owner Participant, Owner Trustee, Lessee, Seller, Hughes Services, Guarantor, and their respective counsel:

          (i) this Agreement;

          (ii) the Loan Agreement;

          (iii) the Purchase Agreement;

          (iv) the Guarantee Agreement;

          (v) the Trust Agreement;

          (vi) the GMAC Bill of Sale and the Trust Assignment;

          (vii) the Service Agreement;

          (viii) the Lease;

          (ix) the Certificate of Acceptance; and

          (x) the Consent and Agreement.

          (i)  Transponders.  On the Commencement Date, Owner Trustee shall have
               ------------
received from Owner Participant good and marketable title to the Transponders, in each case free and clear of all Liens other than Permitted Liens described in clause (a) of the definition thereof, and the rights of Seller to payment of Lessor's Cost therefor, and, in respect of Agent, Liens created by Agent and, in respect of Owner Participant, Liens created by Owner Participant or Trust Company, in each case as described in clause (b) of the definition thereof.

          (j) Filings and Recordings.  All Uniform Commercial Code financing
              ----------------------
statements and other documents, if any, or memoranda in respect thereof, necessary or advisable, in the reasonable opinion of Agent and Owner Participant (as specified by such Person or its special counsel), to establish, confirm and protect the right, title and interest of Owner Trustee in and to the Transponders, and, in the reasonable opinion of Agent and Owner Participant (as specified by such Person or its special counsel), to perfect (to the extent practicable in the case of the Transponders) for the benefit of Agent and Loan Participants the security interest in the Collateral Security, shall have been filed or recorded or entrusted to such Person as the Agent shall designate for prompt filing or recording.

          (k)  Commencement Date Appraisal.  (i) Owner Participant shall have
               ---------------------------
received the Commencement Date Appraisal and (ii) Agent (on behalf of Loan Participants) shall have received the evidence of the fair market value of the Transponders as of the anticipated Commencement Date, as specified in Section 2.05(b)(ii).

          (l)  Officer's Certificate.  On the Commencement Date, the following
               ---------------------
statements shall be true and Agent, Loan Participants, Owner Participant, Owner Trustee, Lessee, Seller, Hughes Services and Guarantor shall have received:

               (i) an Officer's Certificate of each of Lessee and Guarantor, dated the Commencement Date, stating that (A) the representations and warranties of such Person contained in the Operative Documents to which it is a party on the Commencement Date are true and accurate on and as of the Commencement Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); (B) no event or condition has occurred and is continuing, or would result from the consummation of any transaction contemplated by the Operative Documents to which it is a party that constitutes a Default or an Event of Default related to Lessee or Guarantor, as the case may be; (C) all covenants and conditions required to be performed or fulfilled by such Person prior to or on the Commencement Date have been performed and fulfilled or waived; and (D) each Operative Document to which it is a party on the Commencement Date is in full force and effect with respect to it; and

               (ii) an Officer's Certificate of each of Seller and Contractor, dated the Commencement Date, stating that (A) its representations and warranties contained herein and in the Hughes Agreements to which it is a party are true and accurate on and as of the Commencement Date as though made on and as of the Commencement Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); (B) all covenants and conditions required to be performed or fulfilled by it prior to or on the Commencement Date have been performed and fulfilled or waived; and (C) each of the Hughes Agreements to which it is a party is in full force and effect with respect to it; and

               (iii) an Officer's Certificate of Owner Participant dated the Commencement Date, stating that (A) the representations and warranties of Owner Participant contained in the Operative Documents to which it is a party are true and accurate on and as of the Commencement Date as though made on and as of the Commencement Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); (B) no event or condition attributable to such Person has occurred and is continuing, or would result from the consummation of any transaction contemplated by the Operative Documents or the Hughes Agreements, which constitutes a Loan Default or a Loan Event of Default; (C) all covenants and conditions required to be performed or fulfilled by such Person prior to or on the Commencement Date have been performed and fulfilled or waived; and (D) each Operative Document to which it is a party is in full force and effect with respect to such Person; and

               (iv) an Officer's Certificate of Owner Trustee, dated the Commencement Date, stating that (A) the representations and warranties of such Person contained in the Operative Documents or Hughes Agreements to which it is a party on the Commencement Date are true on and as of the Commencement Date as though made on and as of the Commencement Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); (B) no event or condition attributable to such Person has occurred and is continuing, or would result from the consummation of any transaction contemplated by the Operative Documents or the Hughes Agreements, which constitutes a Loan Default or a Loan Event of Default; (C) all covenants and conditions required to be performed or fulfilled by such Person prior to or on the Commencement Date have been performed and fulfilled or waived; and (D) each Operative Document and Hughes Agreement to which it is a party on the Commencement Date is in full force and effect with respect to it; and

               (v) an Officer's Certificate of Agent dated the Commencement Date, stating that (A) the representations and warranties of Agent contained in the Operative Documents to which it is a party are true and accurate on and as of the Commencement Date as though made on and as of the Commencement Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); (B) all covenants and conditions required to be performed or fulfilled by Agent prior to or on the Commencement Date have been performed and fulfilled or waived; and (C) each Operative Document to which it is a party is in full force and effect with respect to it.

          (m)  Resolutions, Certificates, etc.  Each of Agent, Loan
               -------------------------------
Participants, Owner Participant, Owner Trustee, Lessee, Guarantor, Seller and Hughes Services shall have received the following, in each case in form and substance reasonably satisfactory to such Person:

               (i) a copy of resolutions of the respective Boards of Directors (or committees thereof having power with respect to the matters covered by such resolutions) of Lessee, Contractor, Seller, Guarantor, Owner Participant, Trust Company and Agent, each certified as of the Commencement Date by the Secretary or an Assistant Secretary thereof, duly authorizing the execution, delivery and performance by it of each

          Operative Document and Hughes Agreement to which it is a party, in each case together with an incumbency certificate as to the officer or officers or other persons authorized to execute and deliver such documents on its behalf;

               (ii) a good standing certificate of recent date from the jurisdiction of incorporation of Lessee, Contractor, Seller, Guarantor, and, to the extent available, Owner Participant, Trust Company and Agent;

               (iii) a certificate of the Secretary or Assistant Secretary of Lessee, Contractor, Seller, Guarantor, and, to the extent available, Owner Participant, Trust Company and Agent, certifying as to such Person's charter and by-laws; and

               (iv) such other documents and evidence with respect to Lessee, Contractor, Seller, Guarantor, Owner Participant, Agent, Owner Trustee and Trust Company, as Lessee, Agent, Guarantor, Seller or Hughes Services may reasonably request in order to consummate the transactions contemplated by the Operative Documents and the Hughes Agreements, and to evidence the taking of all corporate proceedings in connection therewith and compliance with the conditions herein or therein set forth.

          (n)  Payment of Taxes, etc.  All taxes, fees and other charges due and
               ----------------------
payable in connection with the purchase of the Transponders and the execution, delivery, recordation and filing of all the documents and instruments referred to in this Agreement and in connection with the issuance and sale of the Notes shall have been paid in full.

          (o) Opinions of Counsel and Special Counsel for Seller, Lessee,
              -----------------------------------------------------------
Guarantor and Contractor.  Owner Participant, Owner Trustee, Loan Participants
------------------------
and Agent shall have received opinions, dated the Commencement Date, in form and substance reasonably satisfactory to them, from Latham & Watkins, special counsel for Seller, Lessee and Guarantor and from Scott B. Tollefsen, Esq. (or other in-house counsel), as counsel for Lessee, Seller, Guarantor and Contractor.

          (p)  Opinion of FCC Counsel for Lessee and Guarantor.  Owner
               -----------------------------------------------
Participant, Owner Trustee, Loan Participants and Agent shall have received an opinion, dated the Commencement Date in form and substance reasonably satisfactory to them, from Latham & Watkins, FCC counsel for Lessee and Guarantor.

          (q)  Opinion of Special Counsel for Owner Participant.  Lessee,
               ------------------------------------------------
Guarantor, Seller, Hughes Services, Owner Participant, Owner Trustee, Loan Participants and Agent shall have received opinions, dated the Commencement Date, in form and substance reasonably satisfactory to them, from Honigman Miller Schwartz and Cohn, special counsel for Owner Participant and from in-house counsel for Owner Participant.

          (r)  Opinion of Special Counsel for Owner Trustee.  Owner Participant,
               --------------------------------------------
Owner Trustee, Agent, Loan Participants, Lessee, Guarantor, Seller and Hughes Services shall have received an opinion, dated the Commencement Date, in form and substance reasonably satisfactory to them, from Richards, Layton & Finger, special counsel for Owner Trustee.

          SECTION 3.02.  Conditions Precedent to HCG's Obligations.  The
                         -----------------------------------------
obligations of HCG to enter into the Operative Documents and Hughes Agreements to which it will be a party on the Commencement Date shall be subject to the fulfillment to the satisfaction of, or waiver by, HCG prior to or on the Commencement Date, of the following conditions: (i) receipt by HCG of an opinion reasonably satisfactory to it in form and scope from Independent Appraiser on the Commencement Date, not inconsistent with the Commencement Date
Appraisal: (A) to the effect that the Transponders will have, at the end of the Basic Term, in excess of 25% of their economic useful life remaining measured from the Commencement Date, (B) stating the anticipated fair market value of the Transponders as of the Commencement Date and (C) to such other matters as HCG shall reasonably require, and (ii) satisfaction of, or waiver by, HCG (acting directly or by authorization to counsel), prior to or on the Commencement Date, of the conditions contained in Sections 3.01(b), (e), (f), (g), (h), (l)(iii),
(l)(iv), (l)(v), (m) (insofar as it relates to Owner Participant, Owner Trustee and Agent), (n), (q), (r) and (s).

                                  ARTICLE IV

                        Representations and Warranties
                        ------------------------------

          SECTION 4.01.  Representations and Warranties of HCG.  HCG represents
                         -------------------------------------
and warrants to each of the other parties hereto that:

          (a) It is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority to operate and own or hold under lease the properties it purports to operate and own or hold under lease, to transact the business it transacts and to otherwise enter into and perform its obligations under each Operative Document to which it is or will be a party. HCG is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction wherein the failure to do so would have a material adverse effect on the conduct of its business and operations as presently conducted or on its ability to perform its obligations under the

Operative Documents and Hughes Agreements to which it is or will be a party.

          (b) Each Operative Document and Hughes Agreement to which HCG is or will be a party has been duly authorized by all necessary corporate action on the part of, and has been or on or prior to the Commencement Date will be duly executed and delivered by it and neither the execution and delivery thereof, nor the consummation by it of the transactions contemplated thereby (including, without limitation, the sale to Owner Trustee, and the operation, of the Transponders) nor compliance by it with any of the terms and provisions thereof
(i) requires any approval of stockholders or approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) contravenes any law, judgment, governmental rule or regulation or order applicable to or binding on it or any of its properties, the contravention of which would have a material adverse effect on the conduct of its business and operations as presently conducted or the performance of its obligations under the Operative Documents and the Hughes Agreements to which it is or will be a party, (iii) contravenes or results in any breach of, or constitutes any default under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement for borrowed money, contract or other agreement or instrument to which it or any of its properties may be bound or affected, the contravention, breach or default of which would have a material adverse effect on the conduct of its business and operations as presently conducted or the performance of its obligations under the Operative Documents and the Hughes Agreements to which it is or will be a party, (iv) contravenes its corporate charter or by-laws or (v) results in the creation of any Lien (other than Permitted Liens described in clauses (a) and (b) of the definition thereof) upon the Transponders.

          (c) Neither the execution and delivery by it of the Operative Documents or Hughes Agreements to which it is or will be a party, nor the consummation by it of any of the transactions (including, without limitation, the sale of the Transponders pursuant to the Bill of Sale and the Purchase Agreement and the operation of the Transponders pursuant to the Lease from and after the Commencement Date) contemplated thereby, nor the sale of the Transponders by Owner Participant to Owner Trustee, requires the consent, approval or authorization of, the giving of notice to, or the registration with, the recording or filing of any document with, or the taking of any other action in respect of, any Governmental Body, including any requirement to file notifications under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, except (i) such of the foregoing as have been obtained, given or done (each of which is in full force and effect and adequate for its purpose), (ii) the filings and actions described in clause (ii) of Section 4.01(g), and (iii) such routine notification from HCG to the FCC as may be required after the Commencement Date under the laws in existence on the

Commencement Date. Except as set forth in Schedule 3.01(f), as of the Commencement Date, any and all notifications that may be required to be given by HCG to the FCC pursuant to the foregoing clause (iii) are routine in nature and for informational purposes only, and no such notice as of the Commencement Date requires any official action or determination by the FCC as of the Commencement Date, is subject to approval or disapproval by the FCC or as of the Commencement Date gives rise to a right by any party to file a petition to deny.

          (d) Each Operative Document and Hughes Agreement to which HCG is or will be a party constitutes or, when executed, will constitute the legal, valid and binding obligation of HCG, enforceable against HCG in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity.

          (e) Except as disclosed in writing to Agent, Owner Trustee, Owner Participant and Loan Participants prior to the execution of this Agreement, there are no actions, suits or proceedings pending against HCG in any court or before any arbitrator of any kind or before or by any Governmental Body, or to the knowledge of HCG threatened, which question the legality or validity of any of the Operative Documents or Hughes Agreements to which HCG is or will be a party or the transactions contemplated thereby or which, individually or in the aggregate, if adversely determined, would have a material adverse effect on the conduct of its business and operations as presently conducted or on its ability to perform its obligations under the Operative Documents or the Hughes Agreements to which it is or will be a party on or prior to the Commencement Date.

          (f) HCG is not in violation of any Order, which violation would have a material adverse effect on the conduct of its business and operations as conducted on the date hereof.

          (g) On the Closing Date, Seller was the owner of all the Transponders free and clear of all Liens and was entitled to sell the Transponders to Owner Participant and, on the Closing Date, Seller conveyed to Owner Participant good and marketable title to the Transponders, free and clear of all Liens other than, until receipt of such payment by Seller, the right of Seller to payment of the purchase price for the Transponders in the amount of Lessor's Cost therefor. Subject to the execution and delivery of the Consent and Agreement by GMAC and Owner Trustee, the GMAC Bill of Sale and the Trust Assignment are in the appropriate forms for the effective conveyance by GMAC to Owner Trustee of all of its right, title and interest in the Transponders and the assignment by GMAC to Owner Trustee of all of its rights and obligations (to the extent therein stated) as "buyer" under the Purchase Agreement and under the Bill of Sale. On the Commencement Date, after giving effect to the sale of the

Transponders by Owner Participant to Owner Trustee, (i) all Uniform Commercial Code financing statements and other documents (other than any Operative Documents or Hughes Agreements), if any, necessary in order to establish and protect the Owner Trustee's right, title and interest (other than any security that may be deemed to be created by the Lease) in and to the Transponders will have been duly filed or recorded (or delivered to counsel for Agent for filing or recording); and (ii) all Uniform Commercial Code financing statements and other documents (other than any Operative Documents or Hughes Agreements) necessary in order to create and perfect for the benefit of Agent and the holders of the Notes the first priority security interest in the Collateral Security (other than the perfection of such security interest in the Transponders as to which no representation is made and except for the taking by Agent of possession of the executed original counterpart of the Lease) provided for in the Loan Agreement will have been duly filed or recorded (or delivered to counsel for Agent for filing or recording).

          (h) HCG is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          (i) None of the execution and delivery of this Agreement, the other Operative Documents and the Hughes Agreements, the extension by Loan Participants of the Loans, and the acquisition by Owner Participant of its beneficial interest in the Lessor's Estate will involve any prohibited transaction within the meaning of Section 406(a) of ERISA or Sections 4975(c)(1)(A) through (D) of the Code (such representation being made in reliance upon and subject to the accuracy of the representations contained in Sections 4.02(k) and 4.03(b) hereof) and of the ERISA representations to be made by holders of the Notes pursuant to such Notes.

          (j) As of the Commencement Date, none of Owner Participant, Owner Trustee, Loan Participants or Agent will become, solely by reason of entering into the Operative Documents and the Hughes Agreements to which it is a party or the consummation of any of the transactions contemplated thereby, subject to regulation under (i) the Communications Act as in effect on the Commencement Date (except for direct or derivative obligations to furnish nonburdensome information routinely required of similarly situated Persons or obligations that HCG has undertaken in any of the Operative Documents) or (ii) any other Federal, state or local law relating to communications services or the use or operation of apparatus for the transmission of energy, communications or signals by radio.

          (k) The chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) of HCG is located at 1990 East Grand Avenue, El Segundo, California 90245. The chief executive office of Guarantor is located at 7200 Hughes Terrace, Los Angeles, California 90045. The only earth station facilities employed on the date hereof to provide tracking, telemetry, and control of the Satellite are located in El Segundo, California, Castle Rock, Colorado, Spring Creek, New York, and Fillmore, California.

          (l) Other than Argent Group Ltd. and Chemical Securities Inc. (whose fees shall be paid as set forth in Article IX), no Person acting on behalf of HCG is or will be entitled, directly or indirectly, to any brokerage fee, commission, or finder's fee from any of the other parties hereto in connection with the transactions contemplated hereby.

          (m) HCG or an affiliate of HCG has filed all Federal tax returns required to be filed by it, and all other required tax returns in respect of which the failure to file would have a material adverse effect on the financial condition of Guarantor and its subsidiaries taken as a whole or on the ability of HCG to perform its obligations under the Operative Documents and Hughes Agreements to which it is or will be a party, and has paid, or made provision for the payment of, all taxes shown to be due and payable on such returns before they have become delinquent, except for any taxes of which the amount, applicability or validity is currently being contested in good faith by appropriate proceedings and for which adequate reserves have been provided.

          SECTION 4.02.  Representations and Warranties of Owner Participant.
                         ---------------------------------------------------
Owner Participant represents and warrants to each of the other parties hereto that:

          (a) It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Operative Documents to which it is or will be a party.

          (b) Each Operative Document to which Owner Participant is or will be a party has been duly authorized by all necessary corporate action on the part of, and has been or on or prior to the Commencement Date will have been duly executed and delivered by, Owner Participant and neither the execution and delivery thereof, nor the consummation by it of the transactions contemplated thereby, nor compliance by Owner Participant with any of the terms and provisions thereof, subject to and in reliance upon the accuracy of the representations made by Lessee in Sections 4.01(i) and 4.01(j) and by Loan Participants set forth in Section 4.03, (i) requires any approval of its stockholders, or approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) contravenes any law, judgment, governmental rule, regulation or order applicable to or binding on it or on any of its properties (except, however, that no representation is made as to communications law or other Applicable Law relating to transponders or satellites), (iii) contravenes or results in any breach of or constitutes any default under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, (iv) contravenes its corporate charter or by laws or (v) results in the creation of any Lien (other than a Permitted Lien of the type specified in clause (a) of the definition thereof) upon any of its property.

          (c) Neither the execution and delivery by it of the Operative Documents to which it is or will be a party, nor the consummation by it of any of the transactions contemplated thereby, requires the consent, approval or authorization of, the giving of notice to, or the registration with, the recording or filing of any document with, or the taking of any other action in respect of, any Governmental Body, except for such of the foregoing as have been obtained, given or done (except, however, that no representation is made as to communications law or other Applicable Law relating to transponders or satellites).

          (d) Each Operative Document to which Owner Participant is or will be a party constitutes or will constitute, its legal, valid and binding obligation, enforceable against Owner Participant in accordance with its terms, except as enforcement may be subject to bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally, and to general principles of equity.

          (e) No Person acting on behalf of Owner Participant or any Affiliate thereof is or will be entitled to any brokerage fee, commission or finder's fee directly or indirectly from HCG in connection with the transactions contemplated hereby.

          (f) There are no actions, suits or proceedings pending (nor, to the knowledge of Owner Participant, threatened) against or affecting Owner Participant or any property of Owner Participant in any court or before any arbitrator of any kind or before or by any Governmental Body which question the legality or validity of any of the Operative Documents to which Owner Participant is a party or the transactions contemplated thereby (except, however, that no representation is made as to communications law or other Applicable Law relating to transponders or satellites).

          (g) Subject to the accuracy of Seller's representation set forth in the first and second sentences of Section 4.01(g), on the Commencement Date, Initial Owner Participant will be the owner of all the Transponders, will have all corporate power and authority necessary to sell the same to Owner Trustee and, upon execution and delivery of the GMAC Bill of Sale, Owner Trustee will have received from Initial Owner Participant, to the same extent received by it from Seller, good and marketable title to the Transponders, in each case free and clear of all Liens other than Permitted Liens described in clause (a) of the definition thereof, Lessor Liens, Agent Liens and (until receipt of such payment by Seller) the right of Seller to payment of Lessor's Cost therefor.

          (h) No Loan Event of Default or Loan Default attributable to Owner Participant has occurred and is continuing.

          (i) Each of the trust created by the Trust Agreement and Owner Participant is a United States Person, within the meaning of Section 7701(a)(30) of the Code.

          (j) Neither the trust created by the Trust Agreement nor Owner Participant is an exempt organization within the meaning of Subchapter F, Chapter I of Subtitle A of the Code.

          (k) Owner Participant hereby represents and warrants that it is not acquiring any of its interest in the Lessor's Estate and did not acquire the Transponders on the Closing Date with the assets of any employee benefit plan (or its related trust) which is subject to Title I of ERISA or Section 4975 of the Code (a "Benefit Plan") or of an account or entity whose assets constitute
             ------------
assets of a Benefit Plan.

          SECTION 4.03.  Representations and Warranties of Loan Participants.
                         ---------------------------------------------------
Each Loan Participant severally represents and warrants to each of the other parties hereto that:

          (a) It will not directly or indirectly offer any interest in the Notes for sale to, or solicit any offer to acquire any of the same from, any Person so as to bring any of the transactions contemplated hereby within Section 5 of the Securities Act, provided that the disposition of its property shall at all times be and remain within its control.

          (b) No part of the funds to be used by it to purchase the Notes or to make or maintain the Loans constitutes or will constitute assets of any Benefit Plan or of an account or entity whose assets constitute assets of a Benefit Plan.

          SECTION 4.04.  Representations and Warranties of Trust Company.  Trust
                         -----------------------------------------------
Company represents and warrants to each of the other parties hereto that:

          (a) Trust Company is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to execute, deliver and perform its obligations under the Trust Agreement.

          (b) Trust Company has taken all corporate action necessary to authorize the execution and delivery by it of the Operative Documents and Hughes Agreements to which it is or will be a party, and each such Operative Document and Hughes Agreement has been or on or prior to the Commencement Date will be duly executed and delivered by it.

          (c) Neither the execution and delivery by Trust Company of any of the Operative Documents or Hughes Agreements to which it is or will be a party, nor the consummation by it of the transactions contemplated thereby nor compliance by it with any of the terms or provisions thereof (i) requires any approval of the stockholders of Trust Company, (ii) contravenes any law, judgment, governmental rule, regulation or order of the United States or the State of Delaware applicable to or binding on it or on any of its properties governing the banking or trust powers of Trust Company, (iii) contravenes or results in any breach of or constitutes any default under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, contract or other agreement or instrument to which Trust Company is a party or by which any of its properties may be bound or affected, (iv) contravenes Trust Company's charter or by-laws or (v) results in the creation of any Lien upon any of Trust Company's property.

          (d) Neither the execution and delivery by Trust Company of any Operative Documents or Hughes Agreements to which it is or will be a party, nor the consummation by it of the transactions contemplated thereby, nor compliance by it with any of the terms or provisions thereof, will contravene any Applicable Law of the United States or the State of Delaware governing Trust Company's banking or trust powers.

          (e) Neither the execution and delivery by Trust Company of each of the Operative Documents and Hughes Agreements to which it is or will be a party, nor the consummation by it of the transactions contemplated thereby, nor compliance by it with any of the terms or provisions thereof requires the consent, approval or authorization of or the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal or Delaware Governmental Body governing Trust Company's banking or trust powers.

          (f) Assuming each Operative Document and Hughes Agreement to which Trust Company is or is to be a party constitutes or will constitute the legal, valid and binding obligation of all parties thereto (other than Trust Company and Owner Trustee), enforceable against such parties in accordance with its terms, each Operative Document and

     Hughes Agreement to which the Trust Company is or will be a party constitutes or will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally, and to general principles of equity.

          (g) Trust Company is a United States Person, within the meaning of
     Section 7701(a)(30) of the Code.

          (h) Trust Company is not an exempt organization within the meaning of Subchapter F, Chapter I of Subtitle A of the Code.

          (i) On the Commencement Date, Owner Trustee will have whatever title to the Transponders and the remainder of Lessor's Estate as was granted or conveyed to it by Owner Participant on or prior to the Commencement Date, free and clear of any Lessor Liens attributable to Trust Company.

          SECTION 4.05.  Representations and Warranties of Trust Company and
                         ---------------------------------------------------
Owner Trustee.  Trust Company further represents and warrants (with respect to
-------------
paragraphs (a) through (i) below) to each of the other parties hereto and Owner Trustee represents and warrants (with respect to paragraphs (i) through (l) below) that:

          (a) Assuming due authorization, execution and delivery of the Trust Agreement by Owner Participant, Owner Trustee has all requisite power and authority as Owner Trustee to execute and deliver this Agreement and the other Operative Documents and Hughes Agreements to which it is or is to be a party.

          (b) Assuming due authorization, execution and delivery of the Trust Agreement by Owner Participant, Owner Trustee has taken all action necessary to authorize the execution and delivery by it of the Operative Documents and Hughes Agreements to which it is or will be a party, and each such Operative Document and Hughes Agreement has been or on or prior to the Commencement Date will be duly executed and delivered by it.

          (c) Assuming due authorization, execution and delivery of the Trust Agreement by Owner Participant, neither the execution and delivery by Owner Trustee of any of the Operative Documents or Hughes Agreements to which it is or will be a party, nor the consummation by it of the transactions contemplated thereby, nor compliance by it with any of the terms or provisions thereof (i) requires any approval of the stockholders of Trust Company, (ii) contravenes any law, judgment, governmental rule, regulation or order applicable to or binding on it or on any of its properties governing the banking or trust powers of Owner

     Trustee, (iii) contravenes or results in any breach of or constitutes any default under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, contract or other agreement or instrument to which Owner Trustee is a party or by which any of its properties may be bound or affected, (iv) contravenes Trust Company's charter or by-laws or (v) results in the creation of any Lien (other than a Permitted Lien of the type specified in clause (a) of the definition thereof) upon any of Owner Trustee's property.

          (d) Assuming due authorization, execution and delivery of the Trust Agreement by Owner Participant, neither the execution and delivery by Owner Trustee of any Operative Documents or Hughes Agreements to which it is or will be a party, nor the consummation by it of the transactions contemplated thereby, nor compliance by it with any of the terms or provisions thereof will contravene any Applicable Law of the United States or the State of Delaware governing Trust Company's banking or trust powers.

          (e) Assuming due authorization, execution and delivery of the Trust Agreement by Owner Participant, neither the execution and delivery by Owner Trustee of each of the Operative Documents and Hughes Agreements to which it is or will be a party, nor the consummation by it of the transactions contemplated thereby, nor compliance by it with any of the terms or provisions thereof requires the consent, approval or authorization of or the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal or Delaware Governmental Body governing Trust Company's banking or trust powers.

          (f) Assuming the due authorization, execution and delivery of the Trust Agreement by Owner Participant, and assuming each Operative Document and Hughes Agreement is, or upon execution thereof will be, the legal, valid and binding obligation of all other parties thereto (other than Owner Trustee and Trust Company), enforceable against such parties in accordance with its terms, each Operative Document and Hughes Agreement to which Owner Trustee is or is to be a party constitutes, or upon execution thereof will constitute its legal, valid and binding obligation, enforceable against Owner Trustee in accordance with its terms, subject to bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally, and to general principles of equity.

          (g) The chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) of Owner Trustee is at County of Newcastle, State of Delaware (and it hereby agrees to notify Lessee, Agent and Owner Participant promptly after any change in such location).

          (h) On the Commencement Date, Owner Trustee will have whatever title to the Transponders and the remainder of Lessor's Estate as was granted or conveyed to it by Owner Participant on or prior to the Commencement Date, free and clear of any Lessor Liens attributable to Trust Company.

          (i) No Loan Event of Default or Loan Default attributable to Owner Trustee or Trust Company has occurred and is continuing.

          (j) Owner Trustee is a United States Person, within the meaning of
     Section 7701(a)(30) of the Code.

          (k) Owner Trustee is not an exempt organization within the meaning of Subchapter F, Chapter I of Subtitle A of the Code.

          (l) Owner Trustee is not an investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 4.06.  Representations and Warranties of Agent.  Agent
                         ---------------------------------------
represents and warrants to each of the other parties hereto that:

          (a) Agent is a banking corporation duly organized and validly existing under the laws of New York and has all requisite corporate power and authority to execute, deliver and perform its obligations as Agent under this Agreement and the other Operative Documents to which it is or will be a party.

          (b) Each Operative Document to which Agent is or will be a party has been duly authorized by all necessary corporate action on the part of Agent and has been or on or prior to the Commencement Date will be duly executed and delivered by Agent and neither the execution and delivery thereof, nor the consummation by it of the transactions contemplated thereby, nor compliance by Agent with any of the terms and provisions thereof, (i) requires any approval of the stockholders of Agent, (ii) contravenes any existing law, governmental rule, regulation or order, or any judgment or order of any court, applicable to or binding on it or any of its properties governing its banking or trust powers, (iii) contravenes or results in any breach of or constitutes any default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, contract or other agreement or instrument to which it is a party or by which any of its properties may be bound or affected, (iv) contravenes the corporate charter or by-laws of Agent or (v) results in the creation of any Lien (other than a Permitted Lien of the type specified in clause (a) of the definition thereof) upon any of its property.

          (c) Neither the execution nor delivery by it, either in its individual capacity or as Agent, as the case may be, of each of the Operative Documents to which it is a party, requires the consent, approval or authorization of or the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal or New York Governmental Body governing its banking or trust powers.

          (d) Each Operative Document to which it is or will be a party constitutes the legal, valid and binding obligation of Agent enforceable against Agent in accordance with its terms, subject to bankruptcy, insolvency, moratorium or other similar laws affecting creditors rights generally, and to general principles of equity.

          (e) As of the Commencement Date, the Transponders will be free and clear of Agent Liens.

          SECTION 4.07.  Representations and Warranties by Parties Concerning
                         ----------------------------------------------------
Offerings.  (a) HCG hereby represents and warrants to each other party hereto
---------
that neither HCG, Guarantor nor anyone authorized to act on its behalf has directly or indirectly offered any interest in the Notes, Lessor's Estate or any similar interests, for sale to, or solicited any offer to acquire any of the same from, or has otherwise approached or negotiated with any Person with respect thereto so as to bring any of the transactions contemplated hereby within Section 5 of the Securities Act.

     (b) Owner Participant hereby represents and warrants to each other party hereto that it is not acquiring its interest in Lessor's Estate with a view to the distribution thereof within the meaning of Section 2(ll) of the Securities Act and that neither it nor anyone authorized to act on its behalf has directly or indirectly offered any interest in the Notes, Lessor's Estate or any similar interests, for sale to, or solicited any offer to acquire any of the same from, any Person so as to bring any of the transactions contemplated hereby within
Section 5 of the Securities Act.

     (c) Owner Trustee hereby represents and warrants to each other party hereto that neither it nor anyone authorized to act on its behalf has directly or indirectly offered any interest in the Notes, Lessor's Estate or the Trust Agreement or any similar interests for sale to, or solicited any offer to acquire any of the same from, any Person so as to bring any of the transactions contemplated hereby within Section 5 of the Securities Act.

     (d) Agent hereby represents and warrants to each other party hereto that neither it nor anyone authorized to act on its behalf has directly or indirectly offered any interest in the Notes, Lessor's Estate or any similar interests, for sale to, or solicited any offer to acquire any of the same from, any Person so as to bring any of the transactions contemplated hereby within Section 5 of the Securities Act.

                                   ARTICLE V

                                   Covenants
                                   ---------

          SECTION 5.01.  Covenants of HCG.  Lessee agrees that, during the Lease
                         ----------------
Term (but not thereafter), unless Owner Participant, Owner Trustee and a Majority in Interest of Noteholders otherwise consent in writing:

          (a)  Quarterly Financial Statements.  Lessee will furnish to Owner
               ------------------------------
     Participant and Owner Trustee, upon the written request of the applicable Person, and to Agent so long as any Notes are outstanding, provided such delivery need not be made before the 90th day after the close of each of the first three quarterly accounting periods in each fiscal year of Guarantor, the consolidated balance sheet of Guarantor and its consolidated subsidiaries as at the end of such quarterly period and the related statements of income, cash flow and stockholder's equity for such quarterly period for that portion of the fiscal year ending with such quarterly period, all of which shall be certified by the President, a Vice President or a senior financial officer of Guarantor as fairly presenting the financial condition of Guarantor and its consolidated subsidiaries as of the end of the applicable quarterly period and the results of their operations and changes in their financial position for the applicable quarterly period, subject to year-end audit adjustments.

          (b)  Annual Financial Statements.  Lessee will furnish to Owner
               ---------------------------
     Participant and Owner Trustee, upon the written request of the applicable Person, and to Agent so long as any Notes are outstanding, provided such delivery need not be made before the 120th day after the close of each fiscal year of Guarantor, the consolidated balance sheet of Guarantor and its consolidated subsidiaries as at the end of such fiscal year and the related statements of income, cash flow and stockholder's equity, certified by Deloitte & Touche or other independent certified public accountants of recognized national standing, accompanied by a certificate of the President, a Vice President, the Chief Financial Officer or principal accounting officer of Lessee certifying that to such officer's Actual Knowledge no Default or Event of Default has occurred and is then continuing or if a Default or an Event of Default has occurred and is then continuing, containing a statement describing such Default or Event of Default and setting forth, as appropriate, what actions Lessee is taking in respect thereof. All financial statements delivered pursuant to paragraph (a) above or this paragraph (b) shall be prepared in accordance with GAAP applied on a basis consistent with that of the previous year, except as disclosed in the notes thereto, and may be stamped with Guarantor's or Lessee's customary confidentiality legend. It is a condition of the delivery of said financial statements that Owner Participant, Owner Trustee or Agent, as the case may be, shall not be in breach of Section 16.01.

          (c)  Additional Public Information.  Lessee will promptly furnish to
               -----------------------------
     Owner Participant and Owner Trustee, and to Agent so long as any Notes are outstanding, upon the written request of the applicable Person, (i) all such reports and financial statements as General Motors Corporation shall send or make available to the holders of General Motors Class H common stock, (ii) all public filings made with the SEC in respect of such Class H common stock and (iii) any of the foregoing that may be sent or made directly by Guarantor or Lessee with respect to any capital stock of Guarantor or Lessee in the future.

          (d)  No Note Purchase.  HCG will not purchase or acquire any Note or
               ----------------
     any interest therein.

          (e)  Insurance Certificate.  On or before April 30 of each year during
               ---------------------
     the Lease Term, Lessee will deliver to Owner Participant, Owner Trustee and Agent a certificate of Lessee, signed by the President, a Vice President, the Chief Financial Officer or the principal accounting officer of Lessee describing any liability and casualty or life insurance in effect on such date for the Transponders, which certificate shall state that any such insurance complies with Section 9 of the Lease.

          (f)  Notice of Change of Place of Business.  Lessee shall promptly
               -------------------------------------
     give notice of any change in or relocation of its chief executive office or chief place of business during the Lease Term (i) to Owner Trustee so long as Owner Trustee has title to any Transponder and (ii) to Agent so long as any Notes are outstanding.

          (g)  Defense of Title.  Lessee hereby covenants for the benefit of the
               ----------------
     Noteholders that, while such Notes are outstanding during the Lease Term with respect to any Transponder, it will, at its own cost and expense, defend the Owner Trustee's title to such Transponder against the claims of any and all Persons whomever, other than with respect to Permitted Liens.

          SECTION 5.02.  Covenants of Owner Participant.  Owner Participant
                         ------------------------------
further covenants to and with each of the other parties hereto that:

          (a) No Liens.  (i) It will keep the Transponders, Lessor's Estate and
              --------
     the Collateral Security free and clear of Owner Participant Liens. Owner Participant shall pay, and shall indemnify and hold harmless each other Indemnitee and Lessee (and each of Lessee's successors, assigns, officers, directors, servants, employees and agents) from, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including legal fees and expenses, of whatsoever kind and nature, imposed on, incurred by or asserted against any such Person solely as the result of the failure of Owner Participant to comply with this Section 5.02(a).

          (b) No Prepayment.  Unless an Event of Default under the Lease shall
              -------------
     have occurred and be continuing under Section 15 thereof, without the prior written consent of Lessee, Owner Participant will not, and will not cause, authorize or permit Owner Trustee to, directly or indirectly prepay, redeem, refund or refinance any Note other than pursuant to Section 2.10 of the Loan Agreement and other than in the event of a purchase of the Notes pursuant to Section 16.5 of the Loan Agreement. This Section 5.02(b) shall not be deemed to permit prepayment of the Notes except as permitted by the Loan Agreement.

          (c) Selection of Interest Rates.  Unless an Event of Default under the
              ---------------------------
     Lease shall have occurred and be continuing under Section 15 thereof, without the prior written consent of Lessee, Owner Participant will not, and will not cause, authorize or permit Owner Trustee to, select interest rates or periods under the Loan Agreement.

          (d) Successor Owner Trustee.  Owner Participant shall not appoint or
              -----------------------
     cause or allow to be appointed a successor to Owner Trustee or an additional or separate trustee under the Trust Agreement without giving prior written notice of such appointment (including notification of the principal place of business of each such successor, additional or separate trustee) to Lessee and, so long as the Notes are outstanding, Agent. Owner Participant shall cause any such successor, additional or separate trustee, simultaneously with its assumption of duties in such capacity, to take all actions as may be reasonably requested by Agent or Lessee (including, without limitation, the filing of financing statements), at Lessee's expense (except as otherwise provided below in this Section 5.02(d)), in order to establish, preserve, protect and perfect (to the extent practicable in the case of the Transponders) Lessee's interest in and to the Transponders and Lessee's rights under this Agreement, the other Operative Documents and the Hughes Agreements and to execute and deliver to Lessee a counterpart of the Consent and Agreement and, so long as any Notes are outstanding, the security interest of Agent in the Collateral Security granted or intended to be created under the Loan Agreement and Agent's rights under this Agreement, the other Operative Documents, and the Hughes Agreements, subject only to Permitted Liens. In the event of Trust Company's resignation, bankruptcy or insolvency, or disqualification unrelated to its relationship, if any, with Owner Participant, the expenses incurred in connection with the appointment of a successor Owner Trustee as a result thereof shall be paid by Lessee. Otherwise, in connection with Owner Participant's appointment of a successor Owner Trustee, the expenses incurred in connection therewith and any incremental increase in fees payable to the successor Owner Trustee shall be paid by Owner Participant.

          (e) Performance of Obligations.  Owner Participant will perform and
              --------------------------
     comply with all obligations imposed on Owner Participant pursuant to the provisions of the Operative Documents in accordance with the terms and conditions of each thereof and for the benefit and only for the benefit of the parties to whom such obligations are owed.

          (f) Instructions to Owner Trustee.  Owner Participant will not
              -----------------------------
     instruct or otherwise direct Owner Trustee to take, or omit to take, any action in violation of the express covenants and agreements of Owner Trustee in any Operative Document or any of the Hughes Agreements. Owner Participant will not unreasonably withhold its consent to or authorization of any consent requested by Owner Trustee under the terms of any Operative Document or any of the Hughes Agreements which by its terms may not be unreasonably withheld by Owner Trustee.

          (g) Termination of Trust Agreement.  Without the prior written consent
              ------------------------------
     of Agent, prior to the expiration or earlier termination of the Lease pursuant to its terms and the payment of the Notes in full (unless Assumed by Lessee), Owner Participant will not terminate or revoke, or consent to the termination or revocation of, the Trust Agreement, or, prior to the release of the Lien of the Loan Agreement on the Collateral Security, amend or modify the Trust Agreement in any manner that would adversely affect the Collateral Security or limit in any material manner the rights of Agent or Loan Participants set forth in the Loan Agreement (except as may be expressly permitted by the Loan Agreement). If the Trust Agreement is revoked or terminated, any transfer of the Transponders in connection therewith shall comply with the applicable provisions of

     Section 11.1 of the Purchase Agreement. Owner Participant and Owner Trustee shall comply in all respects with the provisions of Article IX and Section
     10.1 of the Trust Agreement.

          (h) Owner Participant as Competitor.  If Lessee shall have notified
              -------------------------------
     Owner Participant of any merger, acquisition or other similar event or condition that would be reasonably likely to cause Owner Participant to become a Competitor, or if Owner Participant has become a Competitor, or if Owner Participant has Actual Knowledge of any such event or condition that might be reasonably likely to cause it to become a Competitor, Owner Participant will, as promptly as practicable (taking into account the effect of Applicable Laws on whether or not any such event or condition has been previously publicly disclosed), deliver to Lessee an Officer's Certificate of Owner Participant confirming or denying such event or condition and whether Owner Participant has become a Competitor. If Owner Participant confirms such event or condition, Owner Participant shall take all reasonable measures with respect to all confidential and Proprietary Information necessary to protect Lessee from any adverse competitive impact that could arise from disclosure of such information. Owner Participant acknowledges that Lessee will suffer irreparable harm in the event Owner Participant does not comply with its obligations under this Section 5.02(h) and agrees that Lessee shall be entitled to specific performance of such obligations.

          (i) Election to Retain Title.  If Owner Trustee shall elect or shall
              ------------------------
     be deemed to have elected to retain title to the Transponders pursuant to
     Section 8(a) or 8(c) of the Lease, Owner Participant will make the required amount of funds available to Owner Trustee and will otherwise cause Owner Trustee to perform its obligations under such Section 8(a) or 8(c) in accordance with the terms thereof.

          (j) Notice of Loan Event of Default.  Promptly after Owner Participant
              -------------------------------
     has Actual Knowledge that any Loan Event of Default or Loan Default attributable to Owner Participant has occurred and is continuing, Owner Participant shall deliver to Agent and Lessee a notice of such Loan Event of Default or Loan Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that Owner Participant has taken, is taking and proposes to take with respect thereto.

          SECTION 5.03.  Covenants of Trust Company.  Trust Company further
                         --------------------------
covenants to and with each of the other parties hereto that Trust Company will keep the Transponders, Lessor's Estate and the Collateral Security free and clear of Lessor Liens attributable to it, and Trust Company shall pay, and shall indemnify and hold harmless each other Indemnitee, Guarantor, HCG and Lessee (and each of Guarantor's, HCG's and Lessee's respective successors, assigns, officers, directors, servants, employees and agents) from, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal fees and expenses, of whatsoever kind and nature, imposed on, incurred by or asserted against any such Person as the result of the failure of Trust Company to comply with this Section 5.03.

          SECTION 5.04.  Covenants of Agent.  Agent will keep Lessor's Estate,
                         ------------------
the Collateral Security, and the Transponders free and clear of Agent's Liens. Agent shall pay, and indemnify and hold harmless each other Indemnitee, Guarantor, HCG and Lessee (and each of Guarantor's, HCG's and Lessee's respective successors, assigns, officers, directors, servants, employees and agents) from, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal fees and expenses, of whatever kind and nature, imposed on, incurred by or asserted against any such Person as the result of the failure of Agent to comply with this Section 5.04.

          SECTION 5.05.  Additional Covenants.  (a) Each of Owner Participant,
                         --------------------
Owner Trustee, and Agent agrees that if, pursuant to any provision of this Agreement, the Lease, the Purchase Agreement or the Loan Agreement, Lessee elects to purchase, or causes Lessor to sell, all (but not less than all) of the Transponders, Lessee shall have the right to either (i) Assume the Notes then outstanding by giving notice of such Assumption pursuant to Section 11.03, in accordance with, subject to the conditions of and with the effect provided in
Section 2.20 of the Loan Agreement or (ii) provide to Owner Trustee an amount sufficient to prepay the Notes then outstanding, including interest thereon and Break Funding Costs, if any, pursuant to the applicable provisions of Section 2.10(b)(ii) of the Loan Agreement, and Owner Trustee agrees to timely apply such amount for such purpose.

          (b) Each party hereto covenants with the other parties hereto that neither it nor anyone authorized to act on its behalf will take any action which would subject the offering or delivery of the Notes or Lessor's Estate to the registration requirements under the Securities Act.

          (c) If Lessee reasonably requests and provides timely instructions and forms, to the extent permitted by law, Owner Participant will timely file, and will timely request Owner Trustee and Trust Company to file, any applicable forms necessary to avoid the imposition of any withholding obligation under the Code and Regulations thereunder with respect to the payment of Rent, and shall not effect any transfer of the Transponders, the

Lease or any interest therein that would result in the imposition of any such withholding obligation.

          (d) If reasonably and timely requested and pursuant to timely instructions provided by Owner Participant, to the extent permitted by law, Trust Company will timely file any applicable forms necessary to avoid the imposition of any withholding obligation under the Code and Regulations thereunder with respect to the payment of Rent, if any.

          (e) If reasonably and timely requested and pursuant to timely instructions provided by Owner Participant, to the extent permitted by law, Owner Trustee will timely file any applicable forms necessary to avoid the imposition of any withholding obligation under the Code and Regulations thereunder with respect to the payment of Rent, if any, and shall not effect any transfer of the Transponders, the Lease or any interest therein that would result in the imposition of any such withholding obligation.

          (f) Each of Owner Participant and Owner Trustee and, so long as no Loan Event of Default shall have occurred and be continuing, Agent and the Loan Participants agrees not to (i) initiate against Owner Trustee (in its capacity as such), the trust created by the Trust Agreement, or Lessor's Estate, any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, which seeks a bankruptcy, insolvency, reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or similar relief with respect to Owner Trustee (in its capacity as such or in its individual capacity), the trust created by the Trust Agreement, or Lessor's Estate or their respective debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official for Owner Trustee (in its capacity as such or in its individual capacity), the trust created by the Trust Agreement, or Lessor's Estate or for all or any substantial part of their respective assets, or make a general assignment for the benefit of their respective creditors; and none of Owner Participant, Trust Company or Owner Trustee shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above. In addition, Owner Participant covenants and agrees that, so long as the Loan Agreement has not been discharged (A) it will make no claim on Owner Trustee (in its capacity as such or in its individual capacity), the trust created by the Trust Agreement, or Lessor's Estate (arising pursuant to the Operative Documents or otherwise) if such claim would result in the bankruptcy of Owner Trustee (in its capacity as such or in its individual capacity) the trust created by the Trust Agreement, or Lessor's Estate, as the case may be, and (B) it will not permit Owner Trustee to make a claim on the trust created pursuant to the Trust Agreement or Lessor's Estate in respect of amounts owed to Owner Trustee or Trust Company by the trust created pursuant to the Trust Agreement or Lessor's Estate (arising pursuant to the Operative Documents or otherwise) if such claim would result in the bankruptcy of the trust created pursuant to the Trust Agreement or Lessor's Estate.

          SECTION 5.06.  Delivery of Certain Information to Agent.  To the
                         ----------------------------------------
extent Hughes Services has any obligation to provide information to "Owner" under the Service Agreement or Seller has any obligation to provide information to "Buyer" under the Purchase Agreement, Seller shall provide, or cause Hughes Services to provide, such information to Agent, at Agent's written request, subject to the provisions of Section 16.01.

          SECTION 5.07.  Lessee's Instructions to Owner Trustee. Owner Trustee
                         --------------------------------------
hereby agrees, so long as no Lease Event of Default shall have occurred and be continuing, (a) to follow Lessee's written requests as soon as practicable (and not to take any action not so requested) with respect to (i) selecting interest rates and interest periods to be applicable to the Notes under the Loan Agreement and prepayments of the Notes in connection with Sections 2.9 and 2.10 of the Loan Agreement and (ii) giving any and all notices under the Loan Agreement to Agent or the Noteholders necessary or appropriate in order to effectuate such selection of interest periods and such prepayment of the Notes, provided that any such prepayment is effected in connection with a refinancing pursuant to this Agreement or a prepayment contemplated by Section 2.9 or 2.10 of the Loan Agreement, and (b) to allow Lessee, to the exclusion of Owner Trustee, to deliver Instruction Certificates under Section 19 of the Loan Agreement.

          SECTION 5.08   Tax Indemnification Agreement.  Owner Participant and
                         -----------------------------
Lessee hereby covenant that if, during the Interim Term or the Basic Term, an event occurs that results in Owner Participant's and Lessee's failing to remain members of the same consolidated group for United States income tax purposes, Owner Participant and Lessee shall negotiate in good faith the terms of and enter into a Tax Indemnification Agreement pursuant to which Lessee will indemnify the Owner Participant for certain losses of United States income tax benefits caused by certain acts or omissions of Lessee. If a dispute arises between Owner Participant and Lessee regarding the proposed terms of the Tax Indemnification Agreement, such dispute shall be resolved by the Tax Arbitrator, whose decision will be final, binding, non-appealable, fully enforceable and subject to being reduced to judgment by any court of competent jurisdiction. In no event will Lessee's obligations under the Tax Indemnification Agreement result in a decrease in the amount of the Base Rent payable on any Rent Payment Date to a level below the amount of scheduled principal repayment on the Notes, together with accrued and unpaid interest thereon, on such Rent Payment Date. The provisions of this Section 5.08 are not assignable by Initial Owner Participant to any Person, other than a Person which is a member of General Motors' Affiliated (without giving effect to the last sentence of the definition thereof) group for United

States income tax purposes, without the prior written consent of Lessee.

                                  ARTICLE VI

                               General Indemnity
                               -----------------

          SECTION 6.01.  Payment of Expenses by Lessee.  (a)   Lessee shall pay
                         -----------------------------
(except to the extent that any of the items hereinafter described are expressly made payable by Owner Participant pursuant to Section 9.01), and shall indemnify and hold harmless each Indemnitee (whether or not any of the transactions contemplated hereby shall be consummated) on an After-Tax Basis from, any and all liabilities, obligations, losses, damages, reasonable attorneys' fees, penalties, claims, actions, suits, costs, expenses and disbursements (other than, as to any particular Indemnitee, any of those specifically provided for in
Article VII hereof and the Tax Indemnification Agreement, if any), including, without limitation, any reasonable expenses incurred by any Indemnitee in furnishing any reports required pursuant to the Communications Act or any other provision of Applicable Law with respect to this Agreement or the transactions contemplated hereby (herein collectively referred to as "Expenses" and
                                                         --------
individually as an "Expense") imposed on, incurred by or asserted against any
                    -------
Indemnitee (whether because of an action or omission by such Indemnitee or otherwise), in any way relating to or arising out of (i) any of the Satellite, the earth stations related thereto, or the Transponders or any part thereof or any interest therein, (ii) the Operative Documents, or the Hughes Agreements or payments made pursuant thereto or any other transactions contemplated thereby and (iii) the manufacture, launching, financing, refinancing, construction, purchase, acceptance, rejection, delivery, nondelivery, ownership, acquisition, lease, sublease, preparation, installation, assembly, storage, maintenance, repair, transportation, abandonment, possession, repossession, use, operation, condition, sale, return, replacement, redelivery, modification, transfer of title, rebuilding, rental, importation, exportation or other application or disposition of all or any part of or any interest in any of the Transponders or the Satellite or the earth stations related thereto, including, without limitation, (A) claims or penalties arising from any violation of law or regulatory requirements of any kind relating solely to Indemnitee's interest in the Transponders or the Satellite or liability in tort, strict or otherwise, (B) loss of or damage to any property, the environment or death or injury to any Person, (C) latent or other defects, whether or not discoverable, (D) any claim for patent or trademark or copyright infringement, libel or slander, including any such claim arising from transmissions to or from the Satellite or any Transponder, (E) imposition of any Lien (other than Lessor Liens, with respect to Owner Trustee (and its successors, assigns, officers, directors, servants, employees and agents), Owner Participant Liens, with respect to Owner

Participant (and its successors, assigns, officers, directors, servants, employees and agents), and Agent Liens, with respect to Agent (and its successors, assigns, officers, directors, servants, employees and agents)) and
(F) claims, penalties or liabilities in respect thereof based on any other theory of liability. Upon payment in full of any indemnity pursuant to this
Section 6.01, Lessee shall, to the extent permitted by Applicable Law (except with respect to Additional Insurance maintained by such Indemnitee at its own expense pursuant to Section 9(c) of the Lease), be subrogated to any right of such Indemnitee in respect of the matter against which such indemnity has been paid to the extent of such payment. Owner Trustee shall be subrogated to any rights of Agent or the holder of any Note (other than any security interest) to the extent any amount otherwise payable to Owner Trustee under the Loan Agreement shall be reduced by the failure of Lessee to have paid any indemnity to Agent or such Noteholder.

          (b) Without limitation of the foregoing, Lessee shall pay on an After-Tax Basis (except to the extent such amounts are payable by Owner Participant as part of its Commitment, or by Owner Participant pursuant to Section 9.01 (unless specified otherwise in such Section 9.01)) all the out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and expenses) reasonably incurred by Owner Participant, Owner Trustee or Agent in connection with (A) the entering into or giving or withholding of any future amendments, supplements, waivers or consents (whether or not they become effective) with respect to any Operative Document or the Hughes Agreements, other than those that are made at the request of such Indemnitee or in connection with the transfer of Owner Participant's interest in accordance with Article XIV hereof,
(B) the taking of any action under the Lease or the Loan Agreement at the request of Lessee or as a result of an Event of Default or (C) any Event of Loss, any redemption, prepayment or refunding of Notes, whether or not consummated, in each case as permitted by the terms of the Operative Documents subject, in the case of Agent, to the provisions of the Loan Agreement.

          (c) If Lessee or any Indemnitee has knowledge of any action, suit, proceeding or claim hereby indemnified against under this Section 6.01 or any action, suit, proceeding or claim seeking incidental or consequential damages against such Indemnitee with respect to a Transponder subject to the Lease whether or not indemnified against under this Section 6.01, it shall give prompt written notice thereof to the other and Lessee may assume the defense thereof, and, at such Indemnitee's request, shall assume the defense thereof with counsel reasonably acceptable to such Indemnitee. Such Indemnitee shall fully cooperate with Lessee in all ways reasonably requested by Lessee in said defense by Lessee. In any such action, any Indemnitee shall have the right to employ separate counsel in such action and participate therein, subject to the preceding sentence, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, unless (i) the employment of such counsel has been specifically authorized by Lessee, (ii) the named parties to such action (including any impleaded parties) include both such Indemnitee and Lessee and representation of such Indemnitee and Lessee by the same counsel would be unethical under the applicable standards of professional conduct due to actual or potential conflicting interests between them or (iii) such action involves an act that involves or is alleged to involve criminal activity undertaken in compliance with or as contemplated by the Operative Documents or Hughes Agreements or involves the risk of criminal penalties, unless such action does not lead to the commencement (including, without limitation, the impanelling of a grand jury or similar investigatory proceeding) of a criminal proceeding. Lessee shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent and (subject to clause (I) of the next following sentence) no Indemnitee will agree to any such settlement without the prior written consent of Lessee. Notwithstanding the foregoing, Lessee shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings, (I) unless Lessee has acknowledged responsibility under this Section 6.01 for the Expense, provided that such acknowledgement
                                         --------
shall not be binding upon Lessee in the event of a final determination in any judicial or administrative proceedings that Lessee was not responsible under this Section 6.01 for the Expense or (II) while an Event of Default under the Lease shall have occurred and be continuing, unless the Lessee posts a bond or other security reasonably acceptable in form and substance to such Indemnitee.

          (d) Notwithstanding the provisions of the immediately preceding paragraph, the omission by any Indemnitee to notify Lessee of any Expense shall not relieve Lessee from any liability which it may have hereunder in respect of any such Expense or other Expense; provided, however, that nothing herein
                                   --------  -------
contained shall prevent Lessee from bringing a subsequent action against such Indemnitee for damage suffered by Lessee as a result of such omission.

          (e) If, by reason of any Expense payment made to or for the account of an Indemnitee by Lessee pursuant to this Section 6.01, such Indemnitee concurrently or subsequently realizes a tax deduction or credit not previously taken into account in computing such payment, such Indemnitee shall promptly pay to Lessee (but only after Lessee shall have made all payments then due and owing to such Indemnitee under the Operative Documents), an amount equal to the sum of
(i) the actual reduction in Taxes realized by such Indemnitee which is attributable to such deduction or credit plus (ii) the actual reduction in Taxes
                                         ----
realized by such Indemnitee as a result of any payment made by such Indemnitee pursuant to this sentence; provided, however, that such Indemnitee shall not be
                           --------  -------
obligated to
make any payment to Lessee pursuant to this sentence if and for so long as a Payment Default, Bankruptcy Default or any Event of Default shall have occurred and be continuing, but shall promptly make such payment once all such Payment Defaults, Bankruptcy Defaults and Events of Default shall no longer be continuing; and provided further, however, that such Indemnitee shall not be
                -------- -------  -------
obligated to make any payment pursuant to this Section 6.01 to the extent that the amount calculated pursuant to (i) above would exceed (x) the amount of all prior payments received by such Indemnitee from Lessee pursuant to this Section
6.01 with respect to such Expense (determined without regard to any amount paid in respect of Taxes required to be paid by such Indemnitee in respect of the receipt or accrual of such amounts) less (y) the portion of all prior payments
                                    ----
computed pursuant to (i) above paid by such Indemnitee to Lessee hereunder. Any Taxes that are imposed on any Indemnitee as a result of a disallowance or reduction of any tax benefit taken into account in the prior sentence shall be treated as a Tax for which Lessee is obligated to indemnify such Indemnitee pursuant to the provisions of Article VII hereof without regard to Section 7.02 (other than subsections (f) and (g) thereof) or Section 7.04 thereof.

          (f) In the event of a conflict between the provisions of Article 14 of the Purchase Agreement or Article 6 of the Service Agreement and the provisions of this Agreement, the provisions of this Agreement shall prevail.

          SECTION 6.02.  Exceptions.  The indemnity contained in Section 6.01
                         ----------
with regard to any particular Indemnitee shall not extend to any Expense (a) resulting from the willful misconduct or gross negligence of such Indemnitee (other than willful misconduct or gross negligence imputed to such Indemnitee solely by reason of its interest in the Transponders) or its respective corporate successors, officers, directors, servants, agents or employees, (b) to the extent resulting from the breach by such Indemnitee of any of its representations, warranties or covenants in any of the Operative Documents or the Hughes Agreements, (c) to the extent (i) attributable solely to acts or events occurring after the end of the Lease Term which are not attributable to Events of Default that were in existence during the Lease Term and were not cured prior thereto or (ii) resulting from, in the case of Owner Participant (and its successors, assigns, officers, directors, servants, employees and agents), an Owner Participant Lien, in the case of Owner Trustee or Trust Company (and its successors, assigns, officers, directors, servants, employees and agents), a Lessor's Lien, and in the case of Agent (and its successors, assigns, officers, directors, servants, employees and agents), an Agent Lien,
(d) which is a Tax, it being understood that all Tax indemnities are governed by the Tax Indemnification Agreement, if any, or Article VII, and it being further understood that this clause (d) shall not affect any express requirement in the Operative Documents that any payments otherwise be made on an After-Tax Basis,
(e) as to Owner

Participant or Owner Trustee, resulting at any time directly or indirectly from a voluntary disposition or transfer by Owner Participant or Owner Trustee of all or any part of its right, title and interest in any of the Transponders or Lessor's Estate or as to any Indemnitee, resulting at any time from such Indemnitee's voluntary disposition of all or any part of such Indemnitee's right, title and interest in and to any of the Transponders or any Operative Document (except that this clause (e) shall not affect Lessee's obligations under Section 6.01 in respect of any such disposition following the exercise of remedies under Section 16 of the Lease in connection with an Event of Default under Section 15 of the Lease or in connection with any disposition under
Section 8, 10, 11, 12 or 19 of the Lease except as otherwise expressly provided in such Sections, the foregoing exception being referred to below as the "clause
(e) exception"), (f) expressly required under any Operative Document to be paid by a party to this Agreement other than Lessee or as to which Lessee is expressly exempted from liability under any Operative Document or (g) any Expense of Agent arising out of or related to or in connection with any sale or offer to sell to any Person, directly or indirectly, any interest in the Lessor's Estate, the Transponders, or any of the Operative Documents (except that this clause (g) shall not affect Lessee's obligations specified in the clause (e) exception).

          Except as expressly provided in this Agreement or in any other Operative Document, Lessee shall not be liable to any Indemnitee for incidental or consequential damages suffered by such Indemnitee; provided, however, that
                                                      --------  -------
the foregoing shall not be construed to limit recovery by any Indemnitee of any costs, expenses or liabilities incurred and payable by such Indemnitee to a third party as a result of any third party claim against such Indemnitee based on events occurring and/or conditions existing any time prior to the expiration or earlier termination of the Lease, except to the extent incurred by such Indemnitee as a result of affirmative actions of such Indemnitee to market or otherwise utilize any Transponders; provided, however, that nothing in this
                                    --------  -------
exception shall modify or limit Lessor's remedies under Section 16 of the Lease. In no event shall any party hereto be liable to any other party for punitive or exemplary damages.

          With respect to any amount which Lessee is requested by an Indemnitee to pay by reason of this Article VI, the Indemnitee shall, if requested by Lessee and prior to any payment, submit such additional information to Lessee as Lessee may reasonably request properly to substantiate the requested payment. Lessee covenants and agrees to pay all amounts due under this Article VI promptly and in any event within 30 days of demand. Nothing contained in this
Article VI shall increase, decrease or otherwise affect in any way Seller's or Hughes Services' obligations under the Hughes Agreements in their respective capacities as Seller and service provider thereunder.

                                  ARTICLE VII

                          General Indemnity for Taxes
                          ---------------------------

          SECTION 7.01.  Indemnity.  All payments by Lessee in connection with
                         ---------
the Operative Documents shall be free of Tax withholdings of any nature whatsoever (and at the time that Lessee is required to make any payment upon which any Tax withholding is required Lessee shall pay an additional amount such that the net amount actually received by the Indemnitee entitled to receive such payment will, after such withholding, equal the full amount of the payment then due).  If any such Taxes are required to be withheld or deducted, Lessee shall
(A) pay such Taxes to the appropriate taxing authority on behalf of the Indemnitee, and (B) as promptly as possible thereafter, provide the Indemnitee (at the expense of Lessee) with an original receipt (or a copy thereof that has been stamped by the appropriate taxing authority to certify payment) or other reasonable proof of payment thereof. Any withholding tax paid by Lessee that is excluded from this Section 7.01 by Section 7.02 shall be promptly repaid to Lessee by the appropriate Indemnitee.

          Except as provided in Section 7.02, whether or not the transactions contemplated by the Operative Documents are consummated, Lessee hereby assumes liability for and agrees to timely pay, and on written demand shall indemnify, defend and hold each Indemnitee harmless, on an After-Tax-Basis, from and against any and all Taxes actually imposed on or with respect to any Indemnitee, Lessee, any Transponder or any part thereof or any interest therein, the Satellite, or otherwise by any Federal, state or local government or any taxing authority thereof in the United States or any territory or possession of the United States or by any foreign government, taxing authority or governmental subdivision of a foreign country or international taxing authority upon, in any connection with or in any way relating to (a) the manufacture, financing, refinancing, construction, purchase, acceptance, rejection, delivery, nondelivery, ownership, acquisition, lease, sublease, preparation, installation, assembly, storage, maintenance, repair, transportation, abandonment, possession, repossession, use, operation, condition, sale, return, replacement, redelivery, modification, transfer of title, rebuilding, rental, use of the point of space at which the Satellite is located or the frequency spectrum at that point of space, importation, exportation or other application or disposition of all or any part of or any interest in any of the Transponders, (b) the payment of Rent or the receipts or earnings or profits arising from or received with respect to any Transponder or any part thereof or any interest therein or any applications or dispositions thereof or with respect to any Operative Document, (c) any amount paid or payable pursuant to any of the Operative Documents or the Hughes Agreements, (d) any Transponder or any part thereof or any interest therein or the applicability of the Lease to such

Transponder or such part thereof or such interest therein, (e) the Operative Documents, the Hughes Agreements, or any of them, (f) the property, the income or other proceeds with respect to the property held by Owner Trustee or by Agent under the Loan Agreement, (g) the original issuance of the Notes or any refinancing thereof or the payment of the principal of, or interest on, the Notes or other amounts payable under the Notes or the Loan Agreement or (h) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents or the Hughes Agreements including, without limitation, the issuance, acquisition or transfer of the Notes.

          SECTION 7.02.  Exceptions from Indemnity.  The provisions of Section
                         -------------------------
7.01 hereof shall not apply to:

          (a) (i) any withholding Tax functioning as a final tax in respect of any Noteholder that has not provided a current Internal Revenue Form 1001 or Form 4224, to the extent applicable, and in any case a Form W-8 or W-9, to the extent applicable and (ii) any Tax on, based on, with respect to, or measured by net or gross income, capital or receipts of any Noteholder or which is in the nature of a franchise or conduct of business tax imposed on such Noteholder or which is in the nature of a minimum tax on tax preferences imposed on a Noteholder (in each case, other than a tax in the nature of a sales, use or rental tax); provided, however, that this clause
                                            --------  -------
     (ii) of subparagraph (a) shall not apply to any Taxes imposed by any state or local tax jurisdiction to the extent such Taxes arise in the applicable jurisdiction (other than with respect to net or gross income taxes, franchise taxes, conduct of business taxes or minimum taxes on tax preferences in the Noteholder's state or jurisdiction of incorporation or domicile or, with respect to a foreign Noteholder, the state in which the office used by such Noteholder to make or maintain the Loans is located) solely as a result of the Noteholder having executed, delivered or performed its obligations under the Operative Documents or having received a payment under the Operative Documents; provided, further, that with
                                              --------  -------
     respect to a foreign Noteholder that is otherwise not a United States taxpayer, this clause (ii) of subparagraph (a) shall not apply to any Taxes to the extent such Taxes are United States federal Taxes and are imposed solely as a result of the Noteholder having executed, delivered or performed its obligations under the Operative Documents or having received a payment under the Operative Documents; and provided, still further, that
                                                  --------  ----- -------
     Lessee shall not be obligated to pay any sales, use or rental tax in the nature of or imposed in lieu of a net income tax imposed on any Noteholder, that results from or is attributable to the fact that such Noteholder is a commercial bank or other financial institution organized under the laws of a jurisdiction other than the United States of America, or a state or territory thereof;

          (b) any Tax imposed by the United States Federal government based upon or measured by net income and any Tax on, based on, with respect to, or measured by the net income or gross income, capital, or net receipts of any Indemnitee (other than a Noteholder or the Agent), or which is in the nature of a franchise or conduct of business tax imposed on any Indemnitee (other than a Noteholder or the Agent) for the privilege of doing business, or which is in the nature of a minimum tax on tax preferences imposed on any Indemnitee (other than a Noteholder or the Agent) in each case by any state of the United States or by the United States Virgin Islands (other than any state in which Lessee or any Affiliate thereof owns or operates equipment used in connection with the operation of the Satellite or the Transponders other than, in the case of the Transponders, use by Lessee or any Affiliate thereof for internal purposes, unless such state is also the principal place of business of such Indemnitee, it being agreed that for purposes of this parenthetical clause the United States Virgin Islands shall be treated as a state) (in each case set forth in this subparagraph
     (b) other than a tax in the nature of a sales, use, value added, property, excise or rental tax); provided, however, that the provisions of
                            --------  -------
     subparagraphs (a) and (b) shall not apply to any Taxes imposed upon any indemnity payment made pursuant to Section 7.01 hereof, Article VI hereof or the Tax Indemnification Agreement, if any;

          (c) in the case of Owner Participant, Owner Trustee or Lessor's Estate, for so long as no Event of Default shall have occurred and be continuing, any Tax that is imposed with respect to any Transponder with respect to any period beginning after the earlier of (i) the expiration of the Lease Term or other termination of the Lease for such Transponder for any reason or, if later and if applicable, the return of the Transponders after such termination or expiration, or (ii) the discharge of Lessee's obligations to pay the Stipulated Loss Value or the Termination Value and all other amounts due under the Lease; provided, however, that this
                                            --------  -------
     exception shall not apply to Taxes relating to events occurring, or Taxes relating to matters arising, prior to or contemporaneously with such time;

          (d) in the case of a Noteholder, for so long as no Event of Default shall have occurred and be continuing, any Tax imposed with respect to (i) any period which begins after the payment of all amounts owing to such Noteholder under the Loan Agreement and (ii) the portion of any period which begins before such payment to the extent it occurs after such payment; provided, however, that this exception shall not apply to Taxes
              --------  -------
     relating to events occurring, or Taxes relating to matters arising, prior to or contemporaneously with such payment;

          (e) any Tax which is being contested in accordance with the provisions of Section 7.04, during the pendency of such contest; provided, however,
                                                           --------  -------
     that Owner Trustee, as Lessor under the Lease with respect to each Transponder, shall be receiving all amounts of Rent when payable, and that each Noteholder shall be receiving all payments of principal and interest on the Notes and all other amounts payable under the Notes and the Loan Agreement when payable, in either case without reduction by reason of such Tax or any other Tax;

          (f) any Tax (i) that is imposed on any Indemnitee or any Affiliate, or any successor, assign, officer, director, servant, employee or agent thereof, as a result of the willful misconduct or gross negligence, or a failure properly to file returns or statements, whether related or unrelated to the transactions contemplated by the Operative Documents or the Hughes Agreements (unless such failure results from Lessee's failure to provide timely notice of the requirement of such filing or the failure of Lessee to provide information reasonably required in connection with such filing or Lessee's failure to comply with its obligations under Section 7.05), of such Indemnitee or such Affiliate thereof, or such successor, assign, officer, director, servant, employee or agent thereof (other than an act or failure to act required or contemplated under any of the Operative Documents or Hughes Agreements), (ii) that is imposed on any Indemnitee to the extent that such Tax results from the breach of any representation, warranty or covenant in the Operative Documents or Hughes Agreements by such Indemnitee, (iii) that is imposed on any Indemnitee as a result of a claim unrelated to the transaction contemplated herein, (iv) that is imposed on Owner Participant, Owner Trustee or Lessor's Estate because of or in connection with any Owner Participant Lien or Lessor Lien, respectively, (v) that is imposed on Agent because of or in connection with any Agent Lien (disregarding for such purpose the parenthetical language in clause (b) of the definition of Agent Lien) or (vi) that is imposed on any Noteholder because of or in connection with any Noteholder Lien of such Noteholder (disregarding for such purpose the parenthetical language in clause (b) of the definition of Noteholder Lien);

          (g) any Tax imposed with respect to a voluntary sale, transfer, assignment or other voluntary disposition by Owner Participant or Owner Trustee, or an involuntary disposition by Lessor or Owner Participant resulting from a default under the Operative Documents or the Hughes Agreements (other than such a default that results from an Event of Default) by Owner Participant or Lessor, of any Transponder or any part thereof or any interest therein or Lessor's Estate; provided, however that
                                                         --------  -------
     this exception shall not
     apply (i) to the transfer of the Transponders by Initial Owner Participant to Owner Trustee pursuant to the GMAC Bill of Sale or (ii) in the event that such sale, transfer, assignment or other disposition shall occur as the result of any acts pursuant to Section 7, 8, 12, 16 or 19 of the Lease or at any time while an Event of Default, Payment Default or Bankruptcy Default shall have occurred and be continuing;

          (h) any Tax to the extent such Tax (i) would have been imposed on an Indemnitee had it not engaged in activities related to the transaction contemplated herein or (ii) is imposed by any jurisdiction that would not have imposed such Tax on the Indemnitee but for activities conducted by such indemnitee in such jurisdiction which activities are unrelated to the transactions contemplated herein (it being understood, however, for purposes of clause (ii) of this subparagraph (h), that, to the extent such tax is caused both by such activities of Indemnitee and by activities of a Lessee Person, such tax will be equitably apportioned between such Indemnitee and Lessee) or (iii) is a Tax referred to in Section 2.14 of the Loan Agreement;

          (i) any penalties, fines, additions to Tax and interest to the extent not attributable to a Tax indemnified against hereunder;

          (j) any estate, inheritance or succession Tax imposed on any Indemnitee; and

          (k) any Tax on, with respect to or measured by any trustee or agent fees received by Lessor, Owner Trustee or Agent for services rendered under the Trust Agreement or the Loan Agreement;

provided, however, that (i) if and to the extent any Tax referred to in any of
--------  -------
the foregoing clauses would otherwise be indemnified against pursuant to the terms of both the Tax Indemnification Agreement, if any, and this Article VII, the terms of the Tax Indemnification Agreement, if any, shall control and no payments shall be made under this Article VII, and (ii) the exclusions set forth in subparagraphs (a) through (k) shall in no way apply to any Taxes imposed upon the trust under the Trust Agreement or the Owner Trustee, as the case may be, to the extent the trust under the Trust Agreement or the Owner Trustee, as the case may be, as a result of the imposition of such Taxes, would not have sufficient funds to make full payment on the Notes as and when due and payable. Notwithstanding anything to the contrary herein or in any other Operative Document, Lessee acknowledges and agrees to indemnify and hold harmless Owner Participant and Owner Trustee against any and all withholding Taxes (inclusive of any interest and penalties imposed for any failure to timely withhold such Taxes) imposed on or with respect to any amounts paid to any Loan Participant or any Noteholder or any successor, assign or

Affiliate thereof as to which Owner Trustee must indemnify pursuant to Section
2.17 of the Loan Agreement, as an indemnified Tax for purposes of this Section
7. Notwithstanding anything to the contrary contained in this Section 7.02, the exceptions set forth in this Section 7.02 shall not apply, with respect to Owner Trustee, Owner Participant or the Lessor's Estate, to any Taxes imposed by way of withholding on payments of principal, interest or Break Funding Costs on the Notes or imposed by reason of any failure to withhold with respect to such payments.

          SECTION 7.03.  Calculation of Indemnity Payments.  If any Indemnitee
                         ---------------------------------
subsequently realizes a tax benefit by reason of any payment of an indemnified Tax pursuant to this Article VII or by reason of payment of an amount, which amount was reimbursed to such Indemnitee by Lessee on an After-Tax Basis pursuant to a provision specifically requiring the payment of such amount on an After-Tax Basis (other than pursuant to any provision of Article VI or the Tax Indemnification Agreement, if any), which benefit had not previously been taken into account in computing such payment, such Indemnitee shall pay Lessee when such tax benefit is actually utilized (but not before Lessee shall have made all payments and indemnification theretofore due to such Indemnitee pursuant to the Operative Documents) an amount equal to the lesser of (a) the sum of (i) an amount equal to such tax benefit, plus (ii) an amount equal to any other tax benefit realized and actually utilized by such Indemnitee as the result of any payment made by such Indemnitee pursuant to this sentence, and (b) the amount of such payment and any other payment by Lessee to such Indemnitee with respect to the Tax or other amount that gave rise to such tax benefit, reduced by other amounts previously paid by such Indemnitee to Lessee with respect to the tax benefits resulting from such Tax or other amount pursuant to this Article VII; provided, however, that, notwithstanding the foregoing portions of this
--------  -------
sentence, such Indemnitee shall not be obligated to make any payment to Lessee pursuant to this sentence if and for so long as an Event of Default shall have occurred and be continuing, but shall promptly make such payment once all Events of Default shall no longer be continuing. Any Taxes that are imposed on any Indemnitee as a result of a disallowance or reduction of any tax benefit taken into account in the prior sentence shall be treated as a Tax for which Lessee is obligated to indemnify such Indemnitee pursuant to the provisions of Article VII hereof without regard to Section 7.02 (other than subsections (c), (d), (e), (f), (g), (h) and (i) thereof).

          SECTION 7.04.  Contest.  (a) If a claim shall be made against any
                         -------
Indemnitee for any Tax in excess of $10,000 for which Lessee would be obligated to indemnify pursuant to this Article VII, such Indemnitee shall promptly notify Lessee after such Indemnitee becomes aware of such action and in any event within 30 days after receipt by such Indemnitee of a written claim (but failure to notify Lessee within such 30-day period shall not impair such Indemnitee's right to indemnification under this

Article VII except to the extent that Lessee's rights to contest such claim shall have been materially impaired by such failure) and shall, to the extent permitted by applicable law, not pay the claim before the earlier of (i) 30 days after giving Lessee notice and (ii) receipt of Lessee's response. If Lessee shall so request within the period referred to in the foregoing sentence, such Indemnitee shall, at Lessee's expense reimbursed to such Indemnitee on an After-Tax Basis, contest the imposition, validity or applicability of such Tax. The ultimate control over the conduct of such contest (including the right to forgo any and all administrative appeals, proceedings, hearings and conferences in respect of such claim and the right to select the forum for such contest and determine whether any such contest shall be by (i) resisting payment of such Tax, (ii) paying such Tax under protest or (iii) paying such Tax and seeking a refund thereof) shall remain with such Indemnitee; provided, however, that such
                                                   --------  -------
Indemnitee shall keep Lessee or its counsel reasonably informed as to the progress thereof, consult with Lessee within a reasonable period before any significant action with respect thereto is taken or omitted and consider in good faith any suggestions made by Lessee or its counsel; provided further that
                                                     -------- -------
unless (a) remedies under Section 16 of the Lease shall have been, or are being, exercised in connection with an Event of Default which has occurred and is continuing or (b) a Bankruptcy Default or Payment Default has occurred and is continuing, and subject to Indemnitee's waiver rights described in Section 7.04(b) hereof, and provided that all conditions set forth in this Section 7.04 for the continuation of a contest shall then be satisfied, no such proceedings or litigation shall be settled or otherwise compromised without the prior written consent of Lessee. If such Indemnitee so elects, such contest shall be conducted by Lessee in the name of such Indemnitee (subject to the preceding proviso) and in no event shall such Indemnitee be required or Lessee be permitted to contest or to continue to contest, as the case may be, the imposition of any Tax for which Lessee is obligated to indemnify pursuant to this Article VII unless (A) Lessee shall have agreed to pay such Indemnitee on demand and shall have paid as so demanded all reasonable costs and expenses that such Indemnitee may incur in connection with contesting such claim (including, without limitation, all costs, expenses, losses, reasonable legal and accounting fees and disbursements) on an After-Tax Basis, (B) Owner Participant shall have determined in good faith that the action to be taken will not result in any material risk of a Lien on, or of sale, forfeiture or loss of any Transponder or any part thereof or any interest therein (except if Lessee shall have made provision to protect the interests of Owner Participant in a manner satisfactory to Owner Participant), (C) if such contest shall be conducted in a manner requiring the payment of the claim, Lessee shall have advanced on an interest-free basis an amount equal to the amount of such claim which such Indemnitee shall have elected to pay and Lessee shall have indemnified the Indemnitee in a manner satisfactory to the Indemnitee, for any adverse tax consequences from the receipt, or interest-free nature, of such advance and (D) an Event of Default, Payment Default or Bankruptcy Default shall not have occurred and be continuing unless Lessee has posted adequate security securing payment of the Tax subject to the contest and expenses of the contest in a manner reasonably acceptable to such Indemnitee.

          (b) An Indemnitee may at any time elect to settle or compromise any proposed claim or contest or decline to take any action or any further action with respect to a proposed claim or contest; provided, however, that if Lessee
                                             --------  -------
has properly requested such action pursuant to this Article VII and has satisfied all conditions set forth in Section 7.04(a) for the continuation of a contest, such Indemnitee shall notify Lessee that it waives its right to any indemnity payment by Lessee that would otherwise be payable by Lessee pursuant to this Article VII in respect of such claim. An election by an Indemnitee to settle or compromise any proposed claim or contest or decline to take any action or take any further action with respect to a proposed claim or contest for any given taxable period shall not affect the rights and obligations of any other Indemnitee with respect to such proposed claim. An election by an Indemnitee to settle or compromise any proposed claim or contest or decline to take any action with respect to a proposed claim or contest (under circumstances where Lessee shall have properly requested action and satisfied all conditions for the continuation of a contest set forth in Section 7.04(a)) shall not affect the rights and obligations of such Indemnitee and Lessee hereunder in respect of any other taxable period or any other taxing authority except to the extent such election not to contest materially impairs as a legal or practical matter the ability of Lessee or an Indemnitee to contest any Tax with respect to such other taxable period or such other taxing authority for which such Indemnitee is indemnified pursuant to this Article VII. Upon any such election by an Indemnitee, if Lessee shall have advanced an amount to an Indemnitee pursuant to clause (C) of Section 7.04(a), such Indemnitee shall repay the advance to Lessee, plus interest on such advance from the date of the making of such advance by Lessee to the day next preceding the day of repayment of such advance by such Indemnitee calculated at the applicable rate of the tax authority with respect to the claim to which the advance related; such repayment shall be made upon the occurrence of the earlier of (x) final adjudication of such contest (including a settlement thereof) and (y) such time as such Indemnitee shall elect to discontinue the contest as above provided; provided, however,
                                                    --------  -------
notwithstanding the foregoing, such Indemnitee shall not be obligated to make any repayment to Lessee pursuant to this sentence for so long as an Event of Default shall have occurred and be continuing but shall promptly make such payment once all Events of Default shall no longer be continuing.

          SECTION 7.05.  Reports.  If any report, return or statement is
                         -------
required to be filed with respect to any Tax which
is subject to indemnification under this Article VII, Lessee shall promptly notify the appropriate Indemnitee of such requirement and shall timely file the same, except for any such report, return or statement which an Indemnitee has notified Lessee that such Indemnitee intends to file; provided, however, prior
                                                      --------  -------
to the filing by any Indemnitee of any report, return or statement in respect of which an amount greater than $10,000 is required to be paid by Lessee, such Indemnitee shall notify Lessee that such report, return or statement and such Tax is due and such notification shall be within a reasonable amount of time to enable Lessee to contest such Tax, and, with respect to any report, return or statement being filed by Lessee, the Indemnitee shall at Lessee's expense be required to provide Lessee on a timely basis with any information reasonably requested, provided further, that, without prejudice to any other rights Lessee
           -------- -------
may have in connection therewith (including, without limitation, any claim for damages for a failure to give the notice or reasonably requested information pursuant to this Section 7.05), the failure to provide any such notice or reasonably requested information shall not affect Lessee's obligations hereunder to any Indemnitee unless such failure shall materially impair a contest of such Tax. Lessee shall either file such report, return or statement so as to show the ownership of the Transponders in Owner Trustee and send a copy of such report, return or statement to Owner Trustee or, where not so permitted, promptly notify Owner Participant of such requirement and prepare and deliver such report, return or statement to Owner Participant in a manner satisfactory to Owner Participant within a reasonable time prior to the time such report, return or statement is to be filed.

          SECTION 7.06.  Payment.  (a) Unless otherwise requested by the
                         -------
appropriate Indemnitee, Lessee shall pay any Tax for which it is liable pursuant to this Article VII directly to the appropriate taxing authority when due and, if so otherwise requested, shall pay such appropriate Indemnitee within 15 days after demand, in immediately available funds, any amount due such Indemnitee pursuant to this Article VII with respect to such Tax or such payment, but not prior to the later of (i) payment of such Tax and (ii) final adjudication (including settlement consented to by Lessee) in the case of a contest pursuant to Section 7.04. Any such demand shall specify in reasonable detail the payment and the facts upon which the right to payment is based. Each Indemnitee shall promptly forward to Lessee any notice, bill or advice received by it concerning any Tax for which such Indemnitee claims indemnification hereunder. Within 30 days after the date of each payment by Lessee of any Tax, Lessee shall furnish the appropriate Indemnitee with the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment of such Tax as is acceptable to such Indemnitee. Lessee shall also furnish promptly upon request such data as any Indemnitee may require to enable such Indemnitee to comply with the requirements of any taxing jurisdiction.

          (b) Lessee agrees that it shall have no right to inspect the books, records, tax returns or any other document of such Indemnitee or any Affiliate thereof in order to verify the basis or accuracy of the calculations made pursuant to this Article VII; provided, however, within 10 days following
                              --------  -------
Lessee's receipt of any notice or demand involving calculations to be made pursuant to this Article VII, Lessee may request that the correctness of such calculations be verified (but such verification shall be limited to calculations and shall not extend to any interpretation of the scope of any indemnity provision or the existence of a liability hereunder), at Lessee's expense, by one of the six largest United States public accounting firms selected by the relevant Indemnitee and approved by Lessee, which approval will not be unreasonably withheld, and such Indemnitee shall deliver to Lessee a certificate of a senior officer together with a statement from such public accounting firm confirming that the calculations set forth in or supporting the amount set forth in such notice or demand to which such request relates have been verified as above provided and that the calculations are accurate and in conformity with the provisions of this Article VII. The assumptions, the method of calculation and the other information revealed or made available to such accounting firm shall be kept confidential and shall not be revealed by it to any other Person.

          SECTION 7.07.  Consolidated or Combined Return.  In the case of any
                         -------------------------------
Tax for which an Indemnitee claims indemnification hereunder that is reported on a consolidated or combined basis by such Indemnitee, the rules applicable to the consolidated or combined return of the Indemnitee shall be taken into account in computing the amount of any indemnity or payment by or to Lessee under this
Article VII in respect of such Tax.

                                 ARTICLE VIII

                  Nature and Manner of Payment of Indemnities
                  -------------------------------------------

          SECTION 8.01.  Effect of Other Indemnities.  Lessee's obligations
                         ---------------------------
under the indemnities provided for in this Agreement shall be those of primary obligor, whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of any of the other Operative Documents, the Hughes Agreements or any other document or instrument, and the Person seeking indemnification from Lessee pursuant to any provisions of this Agreement may proceed directly against Lessee (subject to the provisions of this Agreement) without first seeking to enforce any other rights of indemnification.

          SECTION 8.02.  Payments and Survival of Indemnities.  Unless otherwise
                         ------------------------------------
specifically provided for herein, all amounts payable by Lessee pursuant to Articles VI and VII shall be payable directly to the Person entitled to payment or indemnification. Unless otherwise specifically provided herein or therein, the indemnities of the parties hereunder shall survive the termination of this Agreement and the other Operative Documents and shall survive the transfer of any Note or any interest of Owner Participant in Lessor's Estate and the payment of any or all of the Notes.

          SECTION 8.03.  No Guarantees, etc.  Nothing herein or in the Tax
                         -------------------
Indemnification Agreement, if any, shall be construed as a guarantee by Lessee of any residual or other value in the Transponders or the useful life of the Transponders or constitute a guarantee by Lessee of payment of principal of or interest on the Notes or any other amount payable under the Loan Agreement.

                                  ARTICLE IX

                         Payment of Transaction Costs
                         ----------------------------

          SECTION 9.01.  Transaction Costs.  (a) If the transactions
                         -----------------
contemplated by this Agreement to be consummated on the Commencement Date are consummated, Owner Trustee shall as soon as practicable on or after the Commencement Date(subject to paragraph (b) of this Section 9.01), pay when due, or reimburse HCG upon request, for, all Transaction Costs not theretofore paid by Owner Trustee with respect to the Transponders. Owner Participant agrees to provide to Owner Trustee funds to pay Transaction Costs payable by Owner Trustee pursuant to the preceding sentence. If the transactions contemplated by this Agreement to be consummated on the Commencement Date are not consummated, HCG shall pay when due all Transaction Costs accrued to such failed Commencement Date, the payment of which is otherwise the obligation of Owner Trustee pursuant to the first sentence of this Section 9.01(a); provided, however, that if such
                                               --------  -------
transactions shall not be consummated by reason of a breach by Owner Trustee, Owner Participant, Agent or any Loan Participant of its obligations hereunder or under any other Operative Document or Hughes Agreement to which such Person is or will be a party, or, if it shall have become a Defaulting Participant, Lessee shall not be obligated to pay the Transaction Costs incurred by such Person.

          (b) To the extent any Transaction Costs, when combined with the other amounts actually funded by Owner Participant pursuant to Sections 2.01(b)(i) and 2.07(a) would exceed the Equity Cap, such Transaction Costs will be paid by HCG or, at HCG's election, reimbursed to Owner Trustee as a payment of Supplemental Rent, in any case on an After-Tax Basis.

          (c) Each of the Transaction Costs and each of the expenses incurred after the Commencement Date or referred to in Section 9.02 shall be evidenced by appropriate bills or invoices. HCG shall have the right to (i) receive any substantiation relating to any such Transaction Costs or ongoing expenses as HCG may reasonably request and (ii) reasonably approve (which approval shall not be unreasonably withheld or delayed) within 30 days of notice thereof the payment thereof prior to such payment by Owner Trustee.

          SECTION 9.02.  Amendments, Waivers, etc.:  Ongoing Fees. (a) Lessee
                         ----------------------------------------
will pay all costs and expenses incurred by Owner Trustee, Agent, each Loan Participant and Owner Participant in connection with the entering into or the giving or withholding of any future amendments, supplements, waivers or consents with respect to the Operative Documents or the Hughes Agreements in accordance with the provisions of Section 6.01(b) hereof (whether or not such amendments, supplements, waivers or consents become effective); provided that Lessee shall
                                                    --------
not be responsible for the fees and expenses of more than (i) one counsel for Agent and the Loan Participants, collectively, nor for any other costs or expenses of the Loan Participants, (ii) one counsel for Owner Trustee and (iii) one counsel for Owner Participant.

          (b) Lessee shall pay the reasonable fees and expenses of Owner Trustee (including without limitation expenses in connection with the preparation and filing of any reports and tax returns and the reasonable legal fees and expenses of counsel to Owner Trustee), and Agent, for acting as such to the extent not included in Transaction Costs; provided that Lessee shall not be liable for such
                               --------
fees and expenses of Owner Trustee to the extent attributable to expenses in respect of any period when such Transponder is no longer subject to the Lease.

                                   ARTICLE X

                Certain Purchase Option and Purchase Obligation
                -----------------------------------------------

          SECTION 10.01.  Rental Adjustment Purchase Option.  If the aggregate
                          ---------------------------------
of all Rental Adjustments, if any, which occur with respect to the Lease on the Commencement Date pursuant to Article XIII shall result in (i) an increase in the present value of Scheduled Rent with respect to the Transponders (expressed as a percentage of Lessor's Cost), either on a full term basis or through the EBO Date including the EBO Amount (discounted in each case to the Commencement Date at the Discount Rate), as compared to the analogous present value of Scheduled Rent set forth in Annex 5 to Exhibit A to the Commitment Letter and, as a result thereof, in the judgment of HCG, the lease transaction contemplated by the Lease shall be economically disadvantageous to the Lessee as compared to a medium term note financing, or (ii) the Lease not qualifying as an Operating Lease for Lessee, HCG shall have the right, by providing each other party hereto with irrevocable written notice thereof on the date that would have been the Commencement Date, to purchase, on the Business Day first occurring on or after the date of such notice, all (but not less than all) the Transponders, for the Special Purchase Amount.

          SECTION 10.02.  Purchase Obligation.  (a) If (i) the Commencement Date
                          -------------------
with respect to the Transponders has not occurred on or prior to the Expiration Date or (ii) any Transponder has been identified in the Performance Certificate delivered on or prior to the Commencement Date as having failed to meet the Transponder Performance Specifications as of the date of the Performance Certificate or (iii) on or prior to the Commencement Date, Seller removes the Satellite, together with the Transponders pursuant to Section 12.2 of the Purchase Agreement, HCG shall, on the date specified below in paragraph (b) (the "Purchase Date"), purchase (A) all but not less than all of the Transponders if
 -------------
clause (i) or (iii) applies and (B) the applicable Transponder if clause (ii) applies, in each case for the Special Purchase Amount.

          (b) The Purchase Date shall be: (i) for any purchase obligation of HCG under Section 10.02(a)(i), October 1, 1996; (ii) for any purchase obligation of HCG under Section 10.02(a)(ii), the first Business Day occurring on or prior to the Commencement Date and on or after the delivery of the Performance Certificate; and (iii) for any purchase obligation of HCG under Section 10.02(a)(iii), the first Business Day occurring after the removal of the Satellite.

          SECTION 10.03.  Purchase Closing.  (a) On the applicable purchase date
                          ----------------
specified in Section 10.01 or Section 10.02, upon the receipt of the Special Purchase Amount, Owner Trustee shall (i) not issue any Notes on the date that would have been the Commencement Date and (ii) transfer all its right, title and interest to the Transponders, as is and where is, to HCG, free and clear of Lessor Liens and Owner Participant Liens but otherwise without warranty, and Owner Trustee shall execute and deliver to HCG, at HCG's reasonable expense, a bill of sale and such other instruments, documents and opinions as HCG may reasonably request to evidence the valid consummation of such transfer.

          (b) Notwithstanding anything to the contrary contained herein, if HCG exercises its option to purchase or is required to purchase the Transponders pursuant to Section 10.01 or Section 10.02, then the Lease shall not become effective on the date which would otherwise have been the Commencement Date or on any other date.

                                  ARTICLE XI

                      Beneficial Interest Purchase Option
                      -----------------------------------

          SECTION 11.01.  Option to Purchase.  In the event and at the time that
                          ------------------
HCG or Lessee has the right or the obligation to purchase all of the Transponders pursuant to Article X hereof or Section 19(a)(ii), (iii) or (iv) of the Lease, HCG or Lessee, as applicable, in lieu of exercising such right may elect to purchase the right, title and interest of Owner Participant in and to the Lessor's Estate (the "Beneficial Interest") at a purchase price equal to (a) in
                      -------------------
the case of any purchase pursuant to Section 19(a)(ii) of the Lease, the aggregate EBO Amounts for all such Transponders, (b) in the case of any purchase pursuant to Section 19(a)(iii) of the Lease, the greater of (1) Termination Value for all of the Transponders as of the applicable Rent Payment Date and (2) the Fair Market Sales Value of all of such Transponders as of such Rent Payment Date, (c) in the case of a purchase pursuant to Section 19(a)(iv) of the Lease, the greater of (1) the Fair Market Sales Value of all the Transponders on the applicable Rent Payment Date (offset, in the event such Fair Market Sales Value is greater than the fair market value of all Transponders set forth in the Commencement Date Appraisal, by an amount equal to the excess of (y) the actual Fair Market Sales Value of such Transponders on the Commencement Date, as determined by an appraisal obtained in accordance with Section 19(b)(ii) of the Lease, which appraisal shall take into consideration all factors and conditions existing on the Commencement Date that were not taken into account in the determination of fair market value set forth in the Commencement Date Appraisal over (z) Lessor's Cost for such Transponders set forth in the Commencement Date Appraisal) and (2) Termination Value for such Transponders on such Rent Payment Date, and (d) in the case of a purchase pursuant to Article X of this Agreement, at the price specified therein (collectively, the "Beneficial Interest Purchase
                                                   ----------------------------
Price").
-----

          SECTION 11.02.  Notice of Election; Manner of Purchase; Transfer After
                          ------------------------------------------------------
Purchase.  (a) In order to exercise its right to purchase the Beneficial
--------
Interest pursuant to Section 11.01, (i) Lessee shall notify Owner Participant in writing of such election (with a copy to Agent) within 10 days after the giving of notice by Lessee to Lessor pursuant to Section 19(a) or 19(b) of the Lease and (ii) HCG shall notify Owner Participant in writing of such election (with a copy to Agent) at least 10 days prior to the applicable purchase date under
Article X or on the Commencement Date, whichever last occurs. Concurrently with the giving of such notice to Owner Participant, HCG or Lessee, as applicable, shall give a copy of such notice to Owner Trustee and Agent.

          (b) On the date of purchase, upon receipt by Lessor of (i) the Beneficial Interest Purchase Price, minus (ii) the principal amount of the Notes then outstanding (after payment of all Base Rent remaining unpaid that was due prior to the date of such purchase) and Base Rent due on such Rent Payment Date, if any, and all other Supplemental Rent due by Lessee on such Rent Payment Date to or distributable to Owner Participant to and including such date of purchase (without giving effect to any applicable grace periods), Owner Trustee shall distribute to Owner Participant all such amounts received by it and all other cash then held by it (other than cash distributable to Owner

Trustee in its individual capacity and other than monies then held by Owner Trustee that should have been paid to Agent under the Loan Agreement pursuant to the provisions of any other Operative Document), and immediately thereafter Owner Participant shall transfer the Beneficial Interest free and clear of all Owner Participant's Liens to Lessee pursuant to an instrument of conveyance in form and substance reasonably satisfactory to Lessee; provided that Owner
                                                      --------
Participant shall have been released from any obligations under the Operative Documents arising after such purchase except to the extent that such obligations are attributable to events or circumstances occurring prior to the purchase of the Beneficial Interest by Lessee.

          (c) Each of Owner Participant, Owner Trustee, and Agent at the cost and expense of Lessee and on an After-Tax Basis, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as Lessee reasonably may request in order to carry out the intent and purpose of this Article XI and the transactions contemplated hereby.

          (d) It is a condition to Lessee's right to purchase the Beneficial Interest pursuant to Section 11.02 that:

          (i) Owner Trustee, at Lessee's direction (and Owner Participant hereby agrees to join in the giving of such direction), will enter into a Loan Agreement Supplement with Agent, in form and substance reasonably satisfactory to Agent, for the purpose of deleting from the Loan Agreement the rights of Owner Participant and Owner Trustee set forth in Sections 16.1, 16.2, 16.3, 16.4 and 16.5, in Section 13.1 (to the extent it provides for amendments or modifications to the Operative Documents or Hughes Agreements without Agent's consent) and in clause (vi) of Section 13.2 of the Loan Agreement;

               (ii) No Lease Event of Default shall have occurred and be continuing; and

               (iii) Lessee shall pay the reasonable costs and expenses of Agent (including the reasonable fees and expenses of one counsel for Agent and the Loan Participants collectively) incurred in connection therewith.

          (e) As a condition to Lessee's right to purchase the Beneficial Interest pursuant to Section 11.02 (unless there shall occur an Assumption with respect to the obligations of Owner Trustee pursuant to the next sentence), on the date of purchase Lessee shall have provided to Agent and Owner Trustee an opinion of counsel for Lessee, dated the date of purchase, which, subject to usual or customary exceptions, shall be to the effect that, upon consummation of such purchase, this Agreement, the Trust Agreement, the Lease and, in the case of Guarantor, the Guaranty

Agreement constitutes the legal, valid and binding obligation of Lessee or, in the case of the Guaranty Agreement, Guarantor, enforceable against Lessee or Guarantor, as applicable in accordance with its terms except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, and except as limited by applicable laws that may affect the remedies provided for in the Lease, which laws, however, do not in the opinion of such counsel make the remedies provided for in the Lease inadequate for the practical realization of the rights and benefits provided for in the Lease. In the event Lessee is unable to provide such opinion, concurrently with the purchase of the Beneficial Interest Lessee shall Assume the obligations of Owner Trustee under the Notes and under the Loan Agreement in accordance with, subject to the conditions of and with the effect provided in Section 5.05(a) hereof and Section 2.20 of the Loan Agreement, and upon such Assumption, Lessee shall have the right to terminate the Trust Agreement.

          (f) Owner Trustee and Lessee acknowledge and agree that the former Owner Participant which shall have transferred the Beneficial Interest to Lessee pursuant to this Section 11.02 (the "Transferor") is entitled to all Rent which
                                     ----------
by its terms is payable in arrears accrued to and including, or attributable to events or circumstances occurring prior to, the date of purchase pursuant to this Section 11.02. Owner Trustee hereby agrees that upon receipt by it of any amounts in respect of such Rent, it will forthwith pay over such amounts to the Transferor.

          (g) From and after any purchase of the Beneficial Interest pursuant to this Section 11.02, (i) the Transferor shall be released from its liability hereunder and under the other Operative Documents to which it is or will be a party in respect of obligations to be performed after such purchase (but not obligations that should have been performed, but were not so performed, on or prior to such purchase) and (ii) Lessee shall be deemed "Owner Participant" for all purposes of the Operative Documents and each reference herein to Owner Participant shall thereafter be deemed a reference to Lessee for all purposes.

          SECTION 11.03.  Notice of Election to Assume the Notes.  In order to
                          --------------------------------------
elect to exercise its right to effect an Assumption, Lessee (in the case of clause (i) of Section 11.02(a)) or HCG (in the case of clause ii) of Section 11.02(a)) shall irrevocably notify Owner Trustee, Owner Participant and Agent in writing thereof (i) at the same time Lessee provides irrevocable notice to Lessor under Section 19(b) or 19(c) of the Lease or (ii) on the date that would have been the Commencement Date with respect to Section 10.01.

                                  ARTICLE XII

                              Optional Refunding
                              ------------------

          SECTION 12.01.  Refunding of Notes.  Upon compliance with the terms
                          ------------------
and conditions of this Article XII, including without limitation the satisfaction of the conditions set forth in Section 12.02 hereof, Lessee shall have the right to request Owner Trustee to, and upon such request Owner Participant, Owner Trustee, Loan Participants and Agent shall cooperate in good faith to, take such steps as may be necessary to refund all of the Notes then outstanding (the "Refunded Notes") on not more than one occasion through the
                  --------------
issuance and sale in the public or private market of other notes (the "Refunding
                                                                       ---------
Notes") in an aggregate principal amount which shall be equal to the unpaid
-----
principal amount of the Refunded Notes, plus up to two percent (2%) of such unpaid principal amount to cover expenses, the proceeds of such issuance and sale to be applied to prepay the principal amount of such outstanding Refunded Notes and, to the extent available, expenses in connection with such refunding. Subject to the limitations set forth in Section 12.02, the amortization schedule for the Refunding Notes may be different from such schedule for the Refunded Notes. As a condition to such refunding, Lessee will be liable for, and shall pay, on an After-Tax Basis, the reasonable out-of-pocket expenses incurred by Owner Trustee, Agent, each Loan Participant and Owner Participant in connection with such refunding (whether or not such refunding shall be consummated, so long as the failure to consummate such refunding does not result solely from a default by Owner Participant in its obligations hereunder); provided that Lessee
                                                            --------
shall not be responsible for the fees and expenses of more than one counsel for Agent and Loan Participants, collectively, nor for any other costs or expenses of the Loan Participants.

          SECTION 12.02.  Cooperation; Conditions.  Owner Trustee, Agent, each
                          -----------------------
Loan Participant and Owner Participant agree that each will cooperate with the others and Lessee in any refunding contemplated by Section 12.01 and negotiate in good faith to conclude such additional agreements and such supplements or amendments to or consents or waivers under each of the Operative Documents as may be reasonably requested by Lessee to effect the transactions contemplated in connection with any such refunding, subject, however, to the following conditions:

           (i) the refunding results in payment in full to the holder or holders of the Refunded Notes of the unpaid principal amount of, and accrued and unpaid interest on, such Refunded Notes (together with any Break Funding Costs) held by such holder or holders, and of all other amounts then due and owing by Lessee to such holder or holders pursuant to any other Operative Document;

          (ii) no Bankruptcy Default or Event of Default shall have occurred and be continuing as of the date of such refunding, and the refunding shall occur on a Rent Payment Date;

         (iii) the terms and conditions of such refinancing shall, pursuant to an adjustment to the Factors as provided in and in accordance with Sections 13.01, 13.02, 13.03 and 13.04, in each case as applicable, preserve Owner Participant's Net Economic Return as therein provided;

          (iv) Owner Participant, Owner Trustee and Agent shall have received
     (i) such opinions of counsel as they may reasonably request concerning compliance with the Securities Act and any other Applicable Law relating to the sale of securities and (ii) such other opinions of counsel and such certificates and other documents, each in form and substance reasonably satisfactory to each of them, as they may reasonably request in connection with compliance with the terms and conditions of this Article XII;

           (v) all necessary authorizations, approval and consents shall have been obtained;

          (vi) if required by Owner Participant, Owner Participant shall have received from tax counsel, an opinion to the effect that Owner Participant is not incurring additional income tax risk as a result of the terms and provisions, as opposed to the existence of, such refinancing or, in lieu of such tax opinion, and provided that there is, in the opinion of tax counsel, a reasonable basis for taking the reporting position requested by Lessee, an indemnity reasonably satisfactory to Owner Participant from Lessee with respect to any such additional income tax risk; and

         (vii) the terms and conditions of such Refunding Notes (excluding the economic terms thereof) will, in the aggregate, be no less favorable to Owner Participant than the terms and conditions applicable to the Refunded Notes, all in the reasonable judgment of Owner Participant.

          SECTION 12.03.  Notice.  Lessee shall give Owner Trustee, Agent and
                          ------
Owner Participant at least 45 days' prior written notice of any desired refunding pursuant to this Article XII, which notice shall set forth to the extent practicable the proposed terms and conditions of such refunding, including the desired date therefor. Lessee, Owner Trustee, Owner Participant and, as necessary, Agent, shall consult thereafter on the negotiation of such terms and conditions to the end that, subject to the applicable provisions of this Article XII, the final terms and conditions of such refunding shall be agreed among the parties thereto in due course thereafter. Lessee will provide notice promptly to such Persons in the event that Lessee determines not to proceed with such proposed refunding.

          SECTION 12.04.  Rights of Parties.  Notwithstanding anything to the
                          -----------------
contrary contained herein, in no event shall Owner Participant or Agent have any right or obligation to initiate or structure any refunding of Notes or to take, or to cause Owner Trustee to take, any action in connection therewith other than such as may be requested by Lessee as provided in this Article XII.

                                 ARTICLE XIII

                            Reoptimization of Rent
                            ----------------------

          SECTION 13.01.  Lease Rental and other Adjustments on the Commencement
                          ------------------------------------------------------
Date.  The following provisions of this Section 13.01 relate to adjustments to
----
the Factors, as set forth in Exhibit A to the Commitment Letter, to be made on the Commencement Date. On the Commencement Date, the Owner Participant shall adjust Scheduled Rent, Termination Values, Stipulated Loss Values, the EBO Amount and, if requested by Lessee, the EBO Date to reflect (a) any changes made by the Commencement Date Appraisal to the Closing Date Appraisal, and (b) without duplication of clause (a), discrepancies between the applicable Pricing Assumption set forth on Annex 1 to Exhibit A to the Commitment Letter and (i) the actual Commencement Date, (ii) the actual interest rate borne by the Notes (or in the event the Notes are floating rate notes, the Assumed Interest Rate that would be applicable to the Notes if the Notes were fixed rate notes) and the actual principal amount of the Notes and Debt Amortization Schedule for the Notes (exclusive of any balloon payment if the maturity date of the Notes occurs prior to the end of the Basic Term), (iii) the actual length of the Lease Term (exclusive of any Renewal Term) and (iv) the anticipated amount and timing of payment of Transaction Costs.

          Such adjustment will be made in a manner which shall preserve Owner Participant's Net Economic Return inherent in Exhibit A to the Commitment Letter and in such a way as to minimize, in a manner reasonably satisfactory to HCG, the present value (discounted to the Commencement Date using the Discount Rate) of (x) Scheduled Rent up to and inclusive of the EBO Date and the EBO Amount (excluding any portion of Scheduled Rent deemed to be "advance rent" on the EBO
Date) (the "PV EBO"), and (y) Scheduled Rent over the Interim Term and the Basic
            ------
Term (such minimization requirement being referred to as the "PV Minimization
                                                              ---------------
Requirement").
-----------

          Any adjustment pursuant to this Section 13.01 shall be made in the
same manner, and shall employ the same (A)   methodology, including among other
things, (i) the "multiple investment sinking fund" method of analysis without regard to recourse borrowings used to fund any portion of the Commitment, the Deferred Equity Amount or Transaction Costs, and with the objective of achieving a targeted nominal after-tax economic yield and not a return on assets or a return on equity and (ii) an average annual total after-tax cash flow (expressed as a percentage of Lessor's Cost) calculation and not a total after-tax cash flow calculation (such methodology being hereinafter referred to as the "OP
                                                                    --
Methodology"), and (B) assumptions including, without limitation, each of the
-----------
Pricing Assumptions set forth in Exhibit A to the Commitment Letter, except as such Pricing Assumption shall have been modified by the event giving rise to such adjustment, in each case as was made and as was employed in the calculation of the Factors set forth in Exhibit A to the Commitment Letter. The Debt Amortization Schedule shall be allowed to vary only as directed by Lessee. The Factors resulting from and the Pricing Assumptions used in any recalculation of Factors pursuant to this Section 13.01 shall amend Exhibit A to the Commitment Letter and be attached hereto as Schedule IV.

          SECTION 13.02.  Lease Rental and other Adjustments Subsequent to
                          ------------------------------------------------
Commencement Date.  The following provisions of this Section 13.02 relate to
-----------------
adjustments to the Factors, as set forth in Schedule IV as in effect on the Commencement Date, to be made after the Commencement Date.

          The Factors shall be adjusted by Owner Participant in accordance with the following provisions of this Section 13.02, to take into account (i) the actual amount and timing of payment of Transaction Costs, if other than as set forth in Schedule IV, as amended, (ii) the actual Deferred Equity Amount or the timing of payment thereof, if other than as set forth in Schedule IV, as amended, and (iii) any refinancing of the Notes provided for in this Agreement. Such adjustment will be made in a manner which shall preserve Owner Participant's Net Economic Return and in such a way as to satisfy the PV Minimization Requirement. Upon the request of Lessee, the Factors shall be adjusted as of the Basic Term Commencement Date to take into account any adjustments required by clause (i) or (ii) that have not previously been taken into account by any adjustment to the Factors pursuant to this Section 13.02.

          Any adjustment pursuant to Section 13.02 shall be made in the same manner, and shall employ the same (A) OP Methodology, and (B) assumptions including, without limitation, each of the Pricing Assumptions set forth in
Schedule IV, except as such Pricing Assumptions shall have been modified by the event giving rise to such adjustment or by previous adjustments under this
Section 13.02, in each case as was made and as was employed in the calculation of the Factors set forth in Schedule IV as in effect prior to the making of such adjustment. In making any adjustment to the Factors under this Section 13.02, the Debt Amortization Schedule shall be allowed to vary as permitted by

Section 13.04, subject to any restrictions as may be set forth in the Loan Agreement and as directed by Lessee.

          SECTION 13.03.  Confirmation of Adjustments; Further Assurances.  (a)
                          -----------------------------------------------
The adjustment to any of the Factors pursuant to Section 13.01 or 13.02 shall be determined by Owner Participant. Owner Participant shall provide to Lessee and Lessor, notice of such adjustment accompanied by an Officer's Certificate of Owner Participant, which Officer's Certificate shall set forth such adjustment and which shall confirm that such adjustment was made in accordance with the provisions of Section 13.01 or 13.02, as applicable, and Section 13.04. Such adjustment shall, subject to the following provisions of this Section 13.03, become effective not later than the Commencement Date, or if such adjustment occurs after the Commencement Date, on the next succeeding Rent Payment Date which occurs at least 15 days after the date of such adjustment, or, if later, the date of the conclusion of the verification procedure set forth in Section 13.03(b) (in each case taking into effect the effective date of such adjustment).

          (b) Within five Business Days after receipt of an Officer's Certificate pursuant to paragraph (a) above in respect of an adjustment pursuant to Section 13.01 or within 20 Business Days after receipt of an Officer's Certificate pursuant to paragraph (a) above in respect of an adjustment pursuant to Section 13.02, if Lessee believes that such adjustment is incorrect, Lessee may request that such adjustment be verified by one of the six largest U.S. independent public accounting firms, including Owner Participant's regular independent accounting firm, as selected by Owner Participant. In such verification process, such accounting firm shall be given access by Owner Participant to the assumptions, methods of calculation, computations, computer programs and files employed by Owner Participant in calculating such proposed adjustment and employed in the original calculation of the Factors, subject to the execution of such confidentiality agreements as Owner Participant shall reasonably request.

          Such verification by such accounting firm shall be at the expense of Lessee unless such verified adjustment results in a readjustment in favor of Lessee that exceeds five basis points in the PV EBO, in which case verification shall be at the expense of Owner Participant. Such determination of the adjustment by Owner Participant, or, if so requested in accordance with this
Section 13.03(b), such verified adjustment, as the case may be, shall be conclusive and binding on the parties hereto. Owner Participant will not be liable for verification expenses if the cause of the readjustment that would otherwise give rise to the liability is the employment of an optimizing technique which is not known by Owner Participant as of the date of such readjustment.

          (c) At the time any adjustment is made pursuant to Section 13.01 or
13.02 or this Section 13.03, the parties hereto shall memorialize such adjustment as appropriate and shall enter into such amendments to the Operative Documents (including an amendment to Schedule IV, as then amended, to this Agreement and a supplement to the Lease) and do such further acts as may be reasonably required in order to effectuate such adjustment; provided that such
                                                            --------
adjustment shall become effective as provided in this Section 13.03 without regard to the date on which any such document is executed and delivered; and

further provided that any amendment to Schedule IV pursuant to Section 13.01,
------- --------
13.02 or 13.03 may be made by Owner Participant and Lessee.

          SECTION 13.04.  Compliance with Code.  (a) All Rental Adjustments
                          --------------------
under Section 13.01 or 13.02 will comply with Sections 4.07(l), 4.07(2) and 4.08 of Rev. Proc. 75-28 and Section 467 of the Code (provided Section 4.08 of Rev. Proc. 75-28 and Section 467 of the Code will be applied on a prospective basis from the date of such adjustment).

          (b)  In connection with any recalculation of the Factors pursuant to
Section 13.01 or 13.02, if Lessee so requests, the principal amount of, and Debt Amortization Schedule for, the Notes then outstanding may be changed, provided that the Owner Participant's Net Economic Return is maintained in accordance with Section 13.01 or 13.02, as applicable.

          (c)  In connection with any recalculation of the Factors pursuant to
Section 13.01 or 13.02, if Lessee so requests, the EBO Date may be changed, provided that the Owner Participant's Net Economic Return is maintained in accordance with Section 13.01 or 13.02, as applicable. Owner Participant shall have the right to consent to any change in the EBO Date that differs by more than one year.

                                  ARTICLE XIV

                   Transfer of Owner Participant's Interest
                   ----------------------------------------

          SECTION 14.01.  Restrictions on Transfers.  Owner Participant may
                          -------------------------
transfer all but not less than all its right, title and interest in and to the Lessor's Estate (whether or not the same shall then have been pledged or mortgaged under the Loan Agreement, but subject to the Lien of the Loan Agreement if then in effect) and in and to this Agreement and the other Operative Documents to any Person (a "Transferee"), only with the prior written
                                      ----------
consents of Lessee (for so long as the Lease shall be in effect) and Agent (for so long as the Loan Agreement shall be in effect) or in compliance with and upon satisfaction of the following conditions; provided that in no event shall Owner
                                          --------
Participant be permitted to make any such transfer to any Prohibited Transferee or Competitor (whether or not the Lease is in effect or the following conditions are satisfied):

          (a) the Transferee or an Affiliate thereof guaranteeing the obligations of the Transferee pursuant to a guarantee agreement in form and substance reasonably satisfactory to Lessee, Trust Company and, if the Lien of the Loan Agreement shall then be in effect, Agent shall be (i) a financial institution, corporation, leasing company or other institutional investor whose tangible net worth at the time is at least $50,000,000 (a "Permitted Institution"), (ii) a financial institution, corporation,
     ----------------------
     leasing company or other institutional investor the obligations of which, as Owner Participant under the Operative Documents, are guaranteed by a Permitted Institution, pursuant to a guarantee agreement in form and substance reasonably satisfactory to Lessee, Trust Company and, if the Lien of the Loan Agreement shall then be in effect, Agent, or (iii) an Affiliate (including an off-shore Affiliate) of Owner Participant; provided that if
                                                              --------
     such Affiliate is not a Permitted Institution, Owner Participant shall guarantee the obligations of such Affiliate as Owner Participant under the Operative Documents pursuant to a guarantee agreement in form and substance reasonably satisfactory to Lessee, Trust Company and, if the Lien of the Loan Agreement shall then be in effect, Agent;

          (b) assuming the accuracy of the representations made by HCG in Sections 4.01(i) and (j) at the time when made and by the Transferee set forth in Section 14.01(c) below, and assuming compliance by Loan Participants and all holders of the Notes with the ERISA representation contained herein or in the Loan Agreement or the Notes, no such transfer shall violate any provision of, or create a relationship which would be in violation of, any Applicable Laws, including, without limitation, applicable securities laws, any agreement to which Owner Participant or the Transferee is a party or by which it or any of its property is bound and such transfer to or ownership by such Transferee will not result in a "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code, which "prohibited transaction" is not subject to a complete exemption pursuant to ERISA or the rules, regulations, releases or bulletins adopted thereunder;

          (c) the Transferee shall enter into a substitution agreement, in a form reasonably satisfactory to Lessee, Trust Company and, if the Lien of the Loan Agreement shall then be in effect, Agent, whereby the Transferee shall confirm that it has the requisite power and authority to enter into and to carry out the transactions contemplated hereby and in each Operative Document and Hughes Agreement to which Owner Participant is or will be a party, and that it shall be deemed a party to each of such Operative Documents and Hughes Agreements and shall agree to be bound by all the terms of, and to undertake all the obligations of the transferor to be performed on or after the date of such transfer contained in, each of such Operative Documents and Hughes Agreements whereby such Transferee (and the Owner Participant Guarantor, if any) shall make representations and warranties reasonably requested by Lessee, Trust Company and (if the Lien of the Loan Agreement shall then be in effect) Agent similar in scope to the representations and warranties contained in
     Section 4.03; provided that such Transferee delivers to Lessee, Trust
                   --------
     Company and Agent a written representation and warranty (or an opinion of counsel reasonably satisfactory to Lessee, Trust Company and Agent) that
     (i) it is not acquiring the interest being conveyed with assets subject to Title I of ERISA or Section 4975 of the Code or (ii) such transfer to or ownership by such Transferee will not result in a "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code, which "prohibited transaction" is not subject to a complete exemption pursuant to ERISA or the rules, regulations, releases or bulletins adopted thereunder;

          (d) the transferring Owner Participant shall have provided 30 days (or 10 days with respect to a transfer to an Affiliate as contemplated by
     Section 14.01(a)(iii)) prior written notice of such transfer to Agent, Trust Company and Lessee, which notice shall specify (i) such information and be accompanied by evidence as shall be reasonably necessary to establish compliance with this Article XIV and (ii) the name and address (for the purpose of giving notice as contemplated by the Operative Documents) of the Transferee;

          (e) whether or not the transfer actually occurs, the transferring Owner Participant shall pay or cause to be paid on an After-Tax Basis all reasonable fees, expenses, disbursements and costs (including, without limitation, legal and other professional fees and expenses) incurred by Owner Trustee, Agent or Lessee, in connection with any transfer pursuant to this Article XIV; and

          (f) the transferring Owner Participant or the Transferee shall have delivered to Lessee, Trust Company and, if the Lien of the Loan Agreement shall then be in effect, Agent, an opinion of counsel in form and substance reasonably satisfactory to each of them, as to the due authorization, execution, delivery and enforceability of the agreement or agreements referred to in clause (a) or (c) of this Section 14.01, and as to the matters referred to in clause (b) of this Section 14.01.

          SECTION 14.02.  Effect of Transfer.  From and after any transfer
                          ------------------
effected in accordance with this Article XIV, the Person making such transfer (and any Person guaranteeing the obligations of such transferor) shall be released, to the extent of the obligations assumed by the Transferee (and, if required hereunder, guaranteed by an Affiliate of such Transferee), from their respective liabilities hereunder and under the other Operative Documents to which either of them is a party in respect of obligations to be performed on or after the date of such transfer. Upon any transfer by Owner Participant in accordance with this Article XIV, the Transferee shall be deemed "Owner Participant" for all purposes of the Operative Documents (unless otherwise specifically set forth herein) and each reference herein to Owner Participant making such transfer shall thereafter be deemed a reference to such Transferee for all purposes, except as provided in the preceding sentence.

          SECTION 14.03.  Cooperation.  Lessee agrees that it shall, to the
                          -----------
extent reasonably so requested by Owner Participant and at the expense of Owner Participant (except to the extent Lessee is obligated to pay such expenses under other provisions of the Operative Documents, subject to the provisions of Sections 6.02(e) and 6.02(g), which shall prevail), use good faith efforts to assist Owner Participant in effecting any transfer of its interest in the Lessor's Estate pursuant to this Article XIV.

          SECTION 14.04.  Bankruptcy Code Section 1111(b)(2).  If (i) all or any
                          ----------------------------------
part of the Lessor's Estate becomes the property of, or the Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Reform Act of 1978 or any successor provision, (ii) pursuant to such reorganization provisions the Trust Company (in its individual capacity) or the Owner Participant is required, by reason of the Trust Company (in its individual capacity) or the Owner Participant being held to have recourse liability to the holder(s) of the Notes or to the Agent, directly or indirectly, to make payment on account of the principal of or interest on the Notes and (iii) any holder of a Note or the Agent actually receives any Excess Payment (as hereinafter defined) which reflects any payment by the Trust Company (in its individual capacity) or the Owner Participant on account of clause (ii) above, then such holder of a Note or the Agent, as the case may be, shall promptly refund to the Trust Company or the Owner Participant (whichever shall have made such payment) such Excess Payment. For purposes of this Section 14.04, "Excess Payment" means the amount by which such payment exceeds the amount which would have been received by the holder(s) of the Notes or the Agent if the Trust Company (in its individual capacity) or the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this
Section 14.04, shall prevent any holder of a Note or the Agent from enforcing as a full recourse obligation (and retaining the proceeds thereof) any obligation under this Agreement or any other Operative Document that is expressed as being an obligation of the Owner Participant.

                                  ARTICLE XV

                 Additional Rights and Obligations of Parties
                 --------------------------------------------

          SECTION 15.01.  Rights Following Lease Term.  The parties have agreed
                          ---------------------------
that they will each have the following additional rights, obligations and limitations set forth in Sections 15.02 and 15.03 following the end of the Lease Term. In the event of any conflicts, the provisions of Sections 15.02 and 15.03 of this Article XV shall apply regardless of any contrary provisions in any Hughes Agreement.

          SECTION 15.02.  Hughes Agreements Liability.  Notwithstanding the
                          ---------------------------
provisions of Article VIII or the indemnity limitations set forth in Section
14.3 of the Purchase Agreement and Article 6 of the Service Agreement, if, during the period beginning after the expiration or earlier termination of the Lease and ending on the last day of the estimated useful commercial life of the Transponders as set forth in the Commencement Date Appraisal (the "Post Lease
                                                                   ----------
Term"), there is a breach by Lessee of any representation, warranty or agreement
----
contained in Article 5 (except Section 5.02), 7, 8, 13 or 14 or Section 10.1, 14.3, 15.10 or 15.12 of the Purchase Agreement or there is a breach by Contractor of any representation, warranty or agreement contained in Article 4, 8, or 10, or Section 1.2, 2.1, 6.2, 9.4, 9.5, 11.4 or 12.10 (to the extent that
Contractor makes an assignment in violation of the terms of Section 12.10) of the Service Agreement (all such provisions being referred to collectively as the "Significant Provisions") the Lessor or Owner Participant may proceed to enforce
 ----------------------
its rights in respect thereof in any manner permitted by law; provided, however,
                                                              --------  -------
that:

          (a) damages for a wrongful denial of access shall be governed exclusively by Section 10.5 of the Purchase Agreement and 9.5 of the Service Agreement, and Owner Trustee, Owner Participant, Lessor, any other Indemnitee or other Person who is an Affiliate of any of the foregoing Persons (each such Person referred to in this Article XV as an "Owner
                                                                     -----
     Person" and collectively as "Owner Persons") shall not be entitled to any
     ------                       -------------
     other damages as a result thereof;

          (b) no damages measured by, based upon or resulting from, directly or indirectly, any loss, loss of use, or physical damage to, the Transponders, or damages of any other type based upon any Transponder or Satellite performance or non-performance ("Transponder Performance Damages") claimed
                                      -------------------------------
     as a result of any damage to an Owner Person or any Person deriving rights from any Owner Person shall exceed, in the aggregate for all Owner Persons, an amount equal to the Per Day Cost for each day, until the breach shall have been cured, of such damages up to the last day of the Post Lease Term, except as set forth in Section 15.02(a) above. "Per Day Cost" shall be an
                                                      ------------
     amount equal to

     12% of Buyer's Cost of such Transponder divided by the number of days from the end of the Basic Term to the end of the estimated useful commercial life of the Transponders as set forth in the Commencement Date Appraisal;

          (c) DURING THE POST LEASE TERM, EXCEPT AS EXPRESSLY SET FORTH IN
     SECTION 14.1 OF THE PURCHASE AGREEMENT OR IN THE SERVICE AGREEMENT, SELLER AND CONTRACTOR SHALL HAVE NO LIABILITY, FOR ANY WARRANTY, EXPRESS OR IMPLIED, IN RESPECT OF THE TRANSPONDERS OR THEIR PERFORMANCE, ALL OF WHICH ARE EXPRESSLY EXCLUDED, INCLUDING, WITHOUT LIMITATION, ALL RIGHTS AND REMEDIES UNDER DIVISION 2, CHAPTER 7, SECTIONS 2711 THROUGH 2717 OF THE CALIFORNIA COMMERCIAL CODE AND THE EQUIVALENT PROVISIONS OF THE UNIFORM COMMERCIAL CODE OF THE STATE OF NEW YORK;

          (d) Lessee and Contractor shall in no event have any liability to an Owner Person under the terms of the Purchase Agreement and the Service Agreement or this Agreement for loss of profits or other incidental or consequential damages claimed by an Owner Person, or as part of an indemnity claim by an Owner Person, based on costs or damages incurred by it in connection with claims asserted by third parties against such Owner Person based on representations, warranties or agreements made by any Owner Person to such third parties, or on claims made by such third parties against such Owner Person based on damages incurred by such third party arising out of their use of the Transponders with the permission of such Owner Person except (i) as otherwise specifically set forth in this Agreement, (ii) as to third party indemnifica tion claims, to the extent that such damages are the result of a violation of any Applicable Law by Contractor or Lessee but, to the extent the damages consist of Transponder Performances Damages, the limitations of Section 15.02(b) shall apply or
     (iii) for any liability of an Owner Person that may result from damage to or interference with another satellite or transponders thereon as a result of a breach by Contractor of its obligations under the Service Agreement or by Seller of its obligations under the Purchase Agreement; provided,
                                                                --------
     however, that notwithstanding the above limitations, Seller will indemnify
     -------
     Buyer for all reasonable litigation costs and other procedural costs and expenses, including, but not limited to, attorneys' fees claimed by an Owner Person, or as part of an indemnity claim by an Owner Person, based on claims against such Owner Person arising from a breach by Lessee or Contractor of any Significant Provisions;

          (e) nothing contained in this Section 15.02 shall limit the exercise by an Owner Person of any rights or remedies such Owner Person may have under any other Operative Document or Hughes Agreement (including, without limitation, the right of Buyer or Owner to obtain damages or equitable relief in connection with any breach by Seller or Contractor of their respective obligations under the Hughes Agreements), but only if, and to the extent that, such rights or remedies (including the right to obtain and the amount of damages) are specifically permitted and not otherwise limited by the specific provisions of any such Operative Document or Hughes Agreement, and except that an Owner Person shall not be entitled to payments pursuant to this Agreement to the extent such Owner Person has already received payment for the damages resulting from such breach pursuant to the provisions of any Operative Document or Hughes Agreement; and

          (f) notwithstanding the above, Contractor shall only be liable for a breach of its obligations under Section 1.2 of the Service Agreement in respect of the monitoring or management of the Satellite propellant if such breach is the result of gross negligence of Contractor or an Intentional Breach.

          SECTION 15.03.  Final Term Liabilities.  If, during the period
                          ----------------------
beginning at the end of the Post Lease Term and ending on the last day of the actual useful commercial life of the Satellite (the "Final Term") Owner
                                                     ----------
Participant is unable as a result of an Intentional Breach to make commercial use of any Transponder that it owns, then Lessor or Owner Participant shall be entitled to compensation for its loss of Transponder use as set forth in Section 15.03(a).

          (a) Lessor or Owner Participant shall be entitled to be compensated by Lessee on a per Transponder basis for each day that Lessor or Owner Participant is unable to make commercial use of any such Transponder as a result of an Intentional Breach in an amount equal to the Per Day Cost. Owner Participant and Owner Trustee may enforce their rights in respect of any other Intentional Breach of the Significant Provisions during the Final Term subject to the limitations and provisions of Sections 15.02(b), (c),
     (d) and (e).

          (b) As used herein, "Intentional Breach" shall mean any breach by
                               ------------------
     Lessee or Contractor of the Significant Provisions which is the result of an action by the Board of Directors of Lessee or Contractor or by any of their officers empowered to take such action or any agent authorized by the Board or any such officers to take such action to intentionally breach any of the Significant Provisions.

          (c) The provisions of Section 15.02(c), (d), (e) and (f) shall apply to the Final Term.

                                  ARTICLE XVI

                                 Miscellaneous
                                 -------------

          SECTION 16.01.  Confidentiality.  (a) Each of Owner Participant, Owner
                          ---------------
Trustee, Trust Company, Agent and Loan Participants (each, for purposes of this
Section 16.01, a "Recipient") shall keep in strict confidence and not disclose
                  ---------
to any Person not bound by this Agreement any Proprietary Information received by it except that Recipient shall not be liable for disclosure or use of any Proprietary Information if the Proprietary Information (i) is in or enters the public domain, other than by breach of this Section 16.01, prior to such disclosure by Recipient, (ii) is known to Recipient at the time of first receipt of such Proprietary Information, or thereafter becomes known to Recipient prior to or subsequent to such disclosure without similar restrictions from a source other than Lessee, as evidenced by written records, (iii) is developed by Recipient independently of any disclosure hereunder as evidenced by written records or (iv) is disclosed more than five (5) years after the date of first receipt of the disclosed Proprietary Information; and provided that such
                                                      --------
Proprietary Information may be disclosed at any time by Recipient (A) to a bona fide prospective Loan Participant or permitted transferee thereof, or to a bona fide prospective purchaser, lessee or transferee, other than, in each case, a Prohibited Transferee, who shall agree to be bound by this Section 16.01, (B) to its Affiliates, employees, independent auditors and counsel, to the extent necessary for any of the foregoing to carry out their functions in connection with the transaction contemplated by the Operative Documents or the Hughes Agreements, subject to the further provisions of this Section 16.01, (C) to the extent reasonably deemed by any Recipient to be appropriate in order to protect its rights or to exercise its remedies under any Operative Document or Hughes Agreement, (D) as part of Recipient's normal reporting or review procedure to its parent company, its officers or its attorneys and to auditors and regulators of Recipient as required thereby, (E) to the extent necessary to obtain appropriate insurance, to Recipient's insurance agents, brokers or underwriters provided that such Person agrees in writing to confidential treatment of the Proprietary Information disclosed or (F) to the extent required by law or by order (or direction, in the case of Agent) of a government agency, legislative body, or court of competent jurisdiction or regulatory examiner or pursuant to subpoena or other legal process or in connection with any legal proceeding or tax audit relating to the transaction contemplated by the Operative Documents or the Hughes Agreements or hereby; provided that in the case of any disclosure
                                 --------
pursuant to clause (B), (C), (D) or (E), Recipient shall advise the Person to whom the disclosure is made of the confidential nature of any Proprietary Information disclosed and of the terms of this Section 16.01. If Recipient is required to disclose Proprietary Information pursuant to clause (F) of this paragraph, Recipient shall promptly notify Lessee of such disclosure requirement and, upon the request of Lessee, shall to the extent practicable, at Lessee's sole cost and expense and with counsel reasonably satisfactory to Recipient, fully cooperate with Lessee in contesting such disclosure. If after such contest disclosure is still required, then Recipient shall seek, if practicable, confidential treatment of such information from the applicable party.

          (b) "Proprietary Information" shall be defined as proprietary
               -----------------------
information of any nature in any form, including without limitation, all writings, memoranda, copies, reports, financial statements, papers, surveys, analyses, drawings, letters, computer printouts, software, specifications, data, graphs, charts, sound recordings and/or pictorial reproductions which have been reduced to written form. Proprietary Information shall be marked as proprietary by Lessee with an appropriate legend, marking, stamp or other obvious written identification prior to disclosure. In the event that Lessee discloses its Proprietary Information to Recipient other than in the manner provided for in this paragraph (b), then Lessee shall promptly inform Recipient that such information is deemed proprietary and shall provide Recipient with a brief written description of such information within thirty (30) days of such disclosure, identifying therein the manner, place, and date of such disclosure and the names of Recipient's representatives to whom such disclosure was made whereupon the provisions of this Agreement shall become applicable to such Proprietary Information. Proprietary Information shall also mean any information, whether in written form or not, prepared by Recipient or anyone receiving Proprietary Information from Recipient or incorporating Proprietary Information.

          (c) Recipient shall not use the Proprietary Information, except in connection with the transactions contemplated by the Operative Documents or the Hughes Agreements, without prior written approval of Lessee. Recipient shall not mechanically copy or otherwise reproduce Proprietary Information except to permit its use consistent with the purposes of the transactions contemplated by the Operative Documents and the Hughes Agreements and each copy or reproduction shall contain the same proprietary marking as the original.

          (d) All Proprietary Information in tangible form of expression which has been delivered or thereafter created by copy or reproduction pursuant to this Section 16.01 shall be and remain the property of Lessee. All such Proprietary Information (other than the Closing Date Appraisal and the Commencement Date Appraisal) and any and all copies and reproductions thereof shall (upon a repurchase of the Transponders by HCG or Lessee), subject to any retention requirements pursuant to Regulation B of the Federal Reserve Board, within thirty (30) days of written request by and at HCG's or Lessee's expense be either promptly returned to HCG or Lessee, as applicable, or destroyed at HCG's or Lessee's direction. In the event of such requested destruction, Recipient shall provide to HCG or Lessee, as applicable, written certification of compliance therewith within thirty (30) days of such written request.

          (e) The disclosure of Proprietary Information under this Section 16.01 shall not be construed as granting either a license under any patent, patent application, or copyright, or any right of ownership in said Proprietary Information, nor shall such disclosure constitute any representation, warranty, assurance, guarantee, or inducement by Lessee with respect to infringement of patents or other rights of others.

          (f) This Section 16.01 contains the entire understanding between the parties with respect to the safeguarding of Proprietary Information, supersedes all prior communications and understandings with respect thereto, shall inure to the benefit of each of HCG and Lessee, its Affiliates and its successors and assigns, and Recipient shall be responsible for insuring that all parent, subsidiary, affiliated, and successor organizations of Recipient and their respective directors, officers and employees will keep all such Proprietary Information confidential. Recipient shall be responsible for any breach of this
Section 16.01 by any of the foregoing and with respect to the commercial or other confidential terms of the leases, subleases or use agreements relating to the Transponders or of the Operative Documents, and with respect to confidential customer information supplied to Recipient in connection with the Overall Transaction, by its special counsel listed in item 4 to Schedule A to Appendix A to this Agreement, its auditors and financial advisors (not including the Independent Appraiser) unless it shall obtain a written agreement from such Person to be bound by the terms of this Section 16.01, in which case Recipient shall not be liable for any breach by such Person of the terms thereof. By way of illustration only and not by way of limitation, the provisions of this
Section 16.01 shall inure to the benefit of HAC, Hughes and General Motors Corporation.

          (g) Recipient shall be responsible only for actual damages, if any, proved by Lessee as a result of a breach of this Section 16.01 and shall not be responsible for any consequential or incidental damages or for Lessee's attorneys' fees incurred in connection with a suit or breach or enforcement of this Section 16.01.

          SECTION 16.02.  Publicity. (a) No party to any of the Operative
                          ---------
Documents or Hughes Agreements shall issue or release or permit to be issued or released for external publication any article or advertising or publicity matter relating to the transaction contemplated hereby and mentioning or implying the name of any other party to the Operative Documents or the Hughes

Agreements unless prior written consent shall have been given by such party.

          (b) Each of Lessee, Owner Trustee, Owner Participant, Agent and Loan Participants hereby agrees to keep in strict confidence and not disclose to any Person not bound by this Agreement the contents of the Operative Documents and the Hughes Agreements and the identity of the parties thereto; provided,
                                                               --------
however, that such Persons shall not be liable for disclosure or use of any such
-------
information to the extent the same is not disclosed to a Prohibited Transferee and (i) if it is in or enters the public domain, other than by breach of this
Section 16.02(b), (ii) to the extent required to be described in the offering memorandum or related offering materials for potential holders of the Notes or the materials distributed by Agent in connection with the sale or offer for sale of any interest, directly or indirectly, in the Transponders, Lessor's Estate or any Operative Documents or Hughes Agreements; provided, further, that such
                                              --------  -------
information may be disclosed at any time (A) to a bona fide present or prospective Loan Participant, transferee thereof, user, purchaser, lessee or transferee or other party contracting with Lessee or its Affiliates, other than a Prohibited Transferee, (B) in the circumstances contemplated by the applicable provisions of the Operative Documents or the Hughes Agreements (including, without limitation, in connection with the offering, issuance, sale or transfer of the Notes) or to its Affiliates, employees, independent auditors and counsel, to the extent necessary for any of the foregoing to carry out their functions in connection with the transactions contemplated by the Operative Documents or the Hughes Agreements, subject to the further provisions of this Section 16.02(b),
(C) to the extent reasonably deemed by such Person to be appropriate in order to protect its rights or to exercise its remedies under any Operative Document or Hughes Agreement, (D) as part of such Person's normal reporting or review procedure to its parent company, its officers or its attorneys and to auditors and regulators of any such Person as required thereby, (E) to the extent necessary to obtain appropriate insurance, to such Person's insurance agent or
(F) to the extent required by law or by order of a government agency, legislative body, or court of competent jurisdiction or regulatory examiner or pursuant to subpoena or other legal process or in connection with any legal proceeding or tax audit relating to the transaction contemplated by the Operative Documents or the Hughes Agreements or hereby. If any Person is required to disclose information pursuant to clause (F) of this paragraph, other than reports or other disclosures required to be made to the FCC, such Person shall promptly notify the other parties hereto of such disclosure requirement. This Section 16.02(b) shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns. Each party shall be responsible for any breach of this Section 16.02(b) by its Affiliates, officers, directors, employees, agents, counsel, accountants and other representatives to whom it provided such information; provided that if such
                                                      --------
Person obtains a written confidentiality agreement substantially to the effect of this Section 16.02(b), such Person shall not be liable for any such breach. A breach of this provision shall not constitute a Default, Lease Default or Lease Event of Default or Loan Default or Loan Event of Default; Lessee, Owner Trustee, each Loan Participant, Agent and Owner Participant, as the case may be, shall be responsible only for liquidated damages of One Thousand Dollars ($1,000) as a result of a breach of this Section 16.02(b) and shall not be responsible for any consequential or incidental or other damages or attorneys' fees incurred in connection with a suit or breach or enforcement of this Section 16.02(b).

          SECTION 16.03.  Notices.  Unless otherwise specifically provided
                          -------
herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof shall be in writing, and any such notice shall become effective five Business Days after deposit in the mails, certified or registered, with appropriate postage prepaid for first class mail or by overnight courier or, if delivered by hand or in the form of a telecopy, telex, telegram, cable or other electronic means of communication which produces a written copy shall be effective when received, and, if mailed, shall be addressed (a) if to Lessee or Guarantor to their respective addresses as set forth in Schedule V, (b) if to Agent, Owner
                                     ----------
Participant, Owner Trustee or initial Loan Participants, to their respective addresses as set forth in Schedule I, (c) if to any subsequent Owner Participant
                          ----------
or holder of any Note, addressed to such Person at such address as such Person shall have furnished by notice to the parties hereto in accordance with the foregoing provisions of this Section 16.03 or (d) in the case of any other addressee, to such other address as any such addressee may designate by notice given to the parties hereto in accordance with the foregoing provisions of this
Section 16.03.

          SECTION 16.04.  Counterparts.  This Agreement may be executed by the
                          ------------
parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 16.05.  Amendments.  The terms of this Agreement  shall not be
                          ----------
altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by the party against which such alteration, modification, amendment, supplement or termination is sought. No Operative Document to which HCG or Lessee is not a party, other than the Trust Agreement, may be eliminated, amended, supplemented, waived or modified in a manner that shall increase the obligations or liabilities, or decrease the rights, of HCG or Lessee, unless consented to in writing by HCG or Lessee, as applicable. No amendment, termination, supplement, waiver or modification of the Trust Agreement, not consented to in writing by HCG or Lessee, shall have the effect of increasing the obligations or liabilities or decreasing the rights of HCG or Lessee, as applicable, under any Operative Document or Hughes Agreement. Each of the parties hereto will furnish or cause to be furnished to HCG and Lessee, promptly after the execution and delivery thereof, an executed copy or a photocopy of an executed copy of each instrument (whether or not the consent of HCG or Lessee shall be required in connection therewith) that purports to terminate, amend, supplement, waive or modify any Operative Document to which HCG or Lessee is not a party.

          SECTION 16.06.  Parties in Interest.  The terms of this Agreement
                          -------------------
shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

          SECTION 16.07.  Governing Law.  This Agreement has been delivered in,
                          -------------
and shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

          SECTION 16.08.  Method of Payment.  All amounts required to be paid by
                          -----------------
any party to any other party hereunder or under any of the other Operative Documents shall be paid as provided herein and in immediately available funds in legal tender of the United States of America.

          SECTION 16.09.  Severability.  Any provision of this Agreement which
                          ------------
is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or any provision in any other Operative Document, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The provisions of this Agreement shall remain valid and enforceable notwithstanding the invalidity, unenforceability, impossibility or illegality of performance of the Lease or any other Operative Document.

          SECTION 16.10.  Complete Agreement.  This Agreement and the other
                          ------------------
Operative Documents and the Hughes Agreements constitute the complete agreement of the parties with respect to the matters contemplated hereby and thereby.

          SECTION 16.11.  Limitation of Liability of Trust Company.  It is
                          ----------------------------------------
expressly understood and agreed by and among the parties hereto that except as otherwise expressly provided herein, (i) this Agreement is executed and delivered by Trust Company not in its individual capacity but solely as Owner Trustee in the exercise of the power and authority conferred and vested in it as such Owner Trustee, (ii) each of the representations, undertakings and agreements made herein by Owner Trustee are not personal representations, undertakings and agreements of the Trust Company, but are binding only upon the Lessor's Estate and Owner Trustee, as trustee, (iii) actions to be taken by Owner Trustee pursuant to its obligations hereunder may, in certain instances, be taken by Owner Trustee only upon specific authority of Owner Participant and (iv) except as expressly set forth herein or in the other Operative Documents or the Hughes Agreements, nothing herein contained shall be construed as creating any liability of Trust Company, individually or personally, to perform any covenant, expressed or implied, contained herein, or for the payment of any indebtedness or expense of the trust created by the Trust Agreement, all such liability, if any, being expressly waived by the other parties hereto, and by any Person claiming by, through or under them.

          SECTION 16.12.  Remedies.  Upon a breach by any party of its
                          --------
obligations under any Operative Document or Hughes Agreement, any other party to such Operative Document or Hughes Agreement may, subject to the provisions thereof, in its sole discretion proceed by appropriate court action, either at law or in equity, to enforce performance by the breaching party of any covenants of such party in any Operative Document or Hughes Agreement or recover damages for the breach thereof and may exercise every right, power or remedy given specifically hereunder or in any other Operative Document or Hughes Agreement or now or hereafter existing at law, in equity or by statute. Each and every right, power and remedy whether specifically given herein or under any other Operative Document or Hughes Agreement or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the enforcing party. The exercise of any right, power or remedy shall not be construed to be a waiver of any other right, power or remedy. No delay or omission by any party in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default or to be an acquiescence therein. No express or implied waiver by any party of any default shall in any way be, or be construed to be, a waiver of any future or subsequent default.

          SECTION 16.13.  Survival of Agreement.  The representations,
                          ---------------------
warranties, indemnities and agreements of the parties provided for in this Agreement, and the parties' obligations under any and all thereof, shall survive the participation by Owner Participant pursuant to its Commitment and the purchase of the Notes by Loan Participants, the sale of the Transponders and the expiration or other termination of any of the Operative Documents or Hughes Agreements and shall be and continue in effect notwithstanding any investigation made by Owner Participant, Owner Trustee, Agent, or any Loan Participant.

          SECTION 16.14.   Commitment Letter.  Upon payment in full of Lessor's
                           -----------------
Cost for the Transponders by Owner Trustee under this Agreement, the Commitment Letter shall have no further force or effect and shall be superseded in its entirety by this Agreement (including the Schedules, Annex and Exhibits hereto).

          SECTION 16.15.  Intention of the Parties.  It is the intention of the
                          ------------------------
parties hereto that for United States Federal, state and local income tax purposes Lessor will be the owner of the Transponders from and after the Closing Date, and Lessor will be the lessor of the Transponders to be subject to the Lease and Lessee will be the lessee of such Transponders from and after the Commencement Date.


                [Balance of this page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date first above written.

                                    HUGHES COMMUNICATIONS
                                    GALAXY, INC.,

                                    By:  /s/ Jerald Farrell
                                         -------------------------------
                                    Name:   Jerald Farrell
                                    Title:  President


                                    By:  /s/ Scott S. Tollefsen
                                         -------------------------------
                                    Name:   Scott S. Tollefsen
                                    Title:  Vice President


                                    GENERAL MOTORS ACCEPTANCE CORPORATION


                                    By:  /s/ Thomas A. Cover
                                         -------------------------------
                                    Name:  Thomas A. Cover
                                    Title: Assistant Treasurer


                                    WILMINGTON TRUST COMPANY,
                                    Not in its individual capacity, except as
                                      otherwise expressly set forth herein, but solely in its capacity as Owner Trustee


                                    By:  /s/ Emmett R. Harmon
                                         -------------------------------
                                    Name:  Emmett R. Harmon
                                    Title: Vice President


                                    CHEMICAL BANK,
                                    As Agent and Loan Participant


                                    By:  /s/ James B. Treger
                                         -------------------------------
                                    Name:  James B. Treger
                                    Title: VP

                                         THE FUJI BANK LIMITED, LOS ANGELES
                                         AGENCY

                                         By: /s/ Hirotoshi Naito
                                            --------------------
                                         Name: Hirotoshi Naito
                                         Title: Joint General Manager


                                         THE INDUSTRIAL BANK OF JAPAN, LIMITED
                                         LOS ANGELES AGENCY

                                         By: /s/ Kazutaka Kiyoto
                                            ---------------------
                                         Name: Kazutaka Kiyoto
                                         Title: Senior Vice President


                                         By: /s/ James C. Clive
                                            ---------------------
                                         Name: James C. Clive
                                         Title: Vice President


                                         THE MITSUBISHI TRUST AND BANKING
                                         CORPORATION, NEW YORK BRANCH

                                         By: /s/ Scott J. Paige
                                            ---------------------
                                         Name:  Scott J. Paige
                                         Title:


                                         MORGAN GUARANTY TRUST COMPANY OF
                                         NEW YORK

                                         By: /s/ Diana H. Imhof
                                            ---------------------
                                         Name: Diana H. Imhof
                                         Title: Vice President


                                         NATIONSBANK OF TEXAS, N.A.

                                         By: /s/ Andrea Defterios
                                            ---------------------
                                         Name: Andrea Defterios
                                         Title: Vice President


                                         ROYAL BANK OF CANADA

                                         By: /s/ Michael Korine
                                            ---------------------
                                         Name: Michael Korine
                                         Title: Senior Manager

                                          ABN AMRO BANK N.V., LOS ANGELES INT'L
                                          BRANCH

                                          BY:  ABN AMRO NORTH AMERICA, INC.
                                               As Agent


                                          By: /s/ John A. Miller
                                             ---------------------------------
                                          Name: John A. Miller
                                          Title: Group Vice President/Director


                                          By: /s/ Ellen M. Coleman
                                             ---------------------------------
                                          Name: Ellen M. Coleman
                                          Title: Assistant Vice President


                                          THE BANK OF NEW YORK

                                          By: /s/ Craig Rethmeyer
                                             ---------------------------------
                                          Name: Craig Rethmeyer
                                          Title: Vice President


                                          BANKERS TRUST COMPANY

                                          By: /s/ Cynthia A. Jay
                                             ---------------------------------
                                          Name: Cynthia A. Jay
                                          Title: Vice President


                                          CREDIT SUISSE

                                          By: /s/ Marilou Palenzuela
                                             ---------------------------------
                                          Name: Marilou Palenzuela
                                          Title: Member of Senior Management


                                          By: /s/ Deborah A. Shea
                                             ---------------------------------
                                          Name: Deborah A. Shea
                                          Title: Associate


                                          THE FIRST NATIONAL BANK OF CHICAGO

                                          By: /s/ L. Gene Beube
                                             ---------------------------------
                                          Name: L. Gene Beube
                                          Title: Senior Vice President

                                  SOCIETE GENERALE


                                  By: /s/ J. Staley Stewart
                                     ----------------------
                                  Name: J. Staley Stewart
                                  Title: Vice President



                                  WESTDEUTSCHE LANDESBANK


                                  By: /s/ Salvatore Battinelli  /s/ L. Drurey
                                     ----------------------------------------
                                  Name: Salvatore Battinelli      L. Drurey
                                  Title: Vice President            Assoc.
                                         Credit Department

                                          GREENWICH FUNDING CORPORATION

                                          BY:  CREDIT SUISSE, NEW YORK BRANCH,
                                               As Attorney-In-Fact



                                          By: /s/ Roger W. Saylor
                                             ---------------------
                                          Name: Roger W. Saylor
                                          Title: Associate

                                          By:
                                             ---------------------
                                          Name: Margoth Pilla
                                          Title: Associate